UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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Stewart Information Services Corporation

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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STEWART INFORMATION SERVICES CORPORATION
1980 Post Oak Boulevard, Suite 800
Houston, Texas 77056

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 28, 2017

Notice is hereby given that Stewart Information Services Corporation, a Delaware corporation, will hold its 2017 Annual Meeting on April 28, 2017, at 8:30 a.m., CDT, in the First Floor Conference Room of Three Post Oak Central, 1990 Post Oak Boulevard, Houston, Texas 77056, for the following purposes:

(1)	To elect Stewart Information Services Corporation’s directors;
(2)	To approve an advisory resolution regarding the compensation of Stewart Information Services Corporation’s named executive officers;
(3)	To consider and act upon an advisory resolution regarding the frequency at which Stewart Information Services Corporation should include an advisory resolution in its proxy statement regarding the compensation of its named executive officers;
(4)	To ratify the appointment of KPMG LLP as Stewart Information Services Corporation’s independent auditors for 2017; and
(5)	To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE:

•	FOR the nine nominees for director,
•	FOR the approval of the advisory resolution regarding the compensation of Stewart Information Services Corporation’s named executive officers,
•	FOR an advisory vote on the compensation of Stewart Information Services Corporation’s named executive officers EVERY YEAR, and
•	FOR the ratification of KPMG LLP as Stewart Information Services Corporation’s independent auditors for 2017.

The holders of record of Stewart Information Services Corporation’s Common Stock at the close of business on March 3, 2017 will be entitled to vote at the 2017 Annual Meeting.

By Order of the Board of Directors,

J. Allen Berryman
Secretary

March 29, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDERS’ MEETING TO BE HELD APRIL 28, 2017

Our proxy statement for the 2017 Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 are available at www.stewart.com/2017-annual-meeting

IMPORTANT

You are cordially invited to attend the 2017 Annual Meeting in person. Even if you plan to be present, you are urged to sign, date and mail the enclosed proxy promptly. If you attend the 2017 Annual Meeting, you can vote either in person or by your proxy.

i

STEWART INFORMATION SERVICES CORPORATION
1980 Post Oak Boulevard, Suite 800
Houston, Texas 77056
(713) 625-8100

PROXY STATEMENT FOR THE ANNUAL
MEETING OF STOCKHOLDERS
TO BE HELD APRIL 28, 2017

Except as otherwise specifically noted, the “Company,” “SISCO,” “Stewart,” “we,” “our,” “us,” and similar words in this proxy statement refer to Stewart Information Services Corporation.

Stewart Information Services Corporation is furnishing this proxy statement to our stockholders in connection with the solicitation by our board of directors (the “Board” or the “Board of Directors”) of proxies for the annual meeting of stockholders we are holding Friday, April 28, 2017, at 8:30 a.m., CDT, in the First Floor Conference Room of Three Post Oak Central, 1990 Post Oak Boulevard, Houston, Texas, 77056 (the “2017 Annual Meeting”), or for any adjournment(s) of that meeting. For directions to the 2017 Annual Meeting, please contact Nat Otis in Investor Relations at (713) 625-8360.

Proxies in the form enclosed, properly executed by stockholders and received in time for the 2017 Annual Meeting, will be voted as specified therein. Unless you specify otherwise, the shares represented by your proxy will be voted (i) for the Board of Directors’ nominees listed therein, (ii) for the approval of the advisory resolution regarding the compensation of Stewart Information Services Corporation’s named executive officers, (iii) for an advisory vote on the compensation of Stewart Information Services Corporation’s named executive officers every year, and (iv) for the ratification of KPMG LLP as Stewart Information Services Corporation’s independent auditors for 2017. If after sending in your proxy you wish to vote in person or change your proxy instructions, you may, before your proxy is voted, deliver (i) a written notice revoking your proxy or (ii) a timely, later-dated proxy. Such notice or later-dated proxy shall be delivered either (i) in care of our Secretary, Stewart Information Services Corporation, 1980 Post Oak Boulevard, Suite 800, Houston, Texas 77056, or (ii) in person at the 2017 Annual Meeting. Please note that stockholders who hold their shares in our 401(k) plan must provide their voting instructions no later than 11:30 a.m., EDT, two days prior to the 2017 Annual Meeting. We are mailing this proxy statement on or about March 29, 2017, to stockholders of record at the close of business on March 3, 2017.

At the close of business on March 3, 2017, 23,641,111 shares of our Common Stock were outstanding and entitled to vote, and only the holders of record on such date may vote at the 2017 Annual Meeting. A quorum will exist if a majority of the holders of Common Stock issued and outstanding and entitled to vote, are present in person or represented by proxy. We will count the shares held by each stockholder who is present in person or represented by proxy at the meeting to determine the presence of a quorum at the meeting.

Each holder of our Common Stock will be entitled to cast one vote per share for or against each of the director nominees.

Unless there are director nominees other than those nominated by the Board of Directors, a director nominee will be elected as a director if the votes cast for his or her election exceed the votes cast against his or her election. In this case, any director nominee who does not receive a majority of votes cast “for” his or her election would be required to tender his or her resignation following the failure to receive the required vote. Pursuant to the Company’s By-Laws, if the Secretary of the Company determines that the number of director nominees exceeds the number of directors to be elected as of the date seven days prior to the scheduled mailing date of the proxy statement, a plurality voting standard will apply and a director nominee receiving a plurality of votes cast will be elected as a director. For the purpose of electing directors, broker non-votes and abstentions are not treated as a vote cast affirmatively or negatively, and therefore will not affect the outcome of the election of directors. Both abstentions and broker non-votes are counted for purposes of determining the presence of a quorum.

Our stockholders will vote on the approval of the advisory resolution regarding the compensation of our named executive officers. Approval of this proposal requires the affirmative vote of the majority of the shares voted at the 2017 Annual Meeting. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner. Broker non-votes will not be counted. Abstentions, which will be counted as shares present for purposes of determining a quorum, will not be considered in determining the results of the voting for this proposal. Your shares will be voted as you specify on your proxy. If your properly executed proxy does not specify how you want your shares voted, the shares represented by your proxy will be voted “FOR” the approval of this proposal.

Our stockholders will vote with respect to the advisory resolution regarding the frequency at which we should include an advisory resolution in our proxy statement regarding the compensation of our named executive officers. The form of proxy allows stockholders to vote to recommend an advisory resolution regarding the compensation of our named executive officers every one, two or three years or abstain from voting. The frequency (every one, two or three years) that receives the highest number of votes will be deemed to be the choice of the stockholders. Abstentions, which will be counted as votes present for purposes of determining a quorum, will not be considered in determining the results of the voting for this proposal. Your shares will be voted as you specify on your proxy. If your properly executed proxy does not specify how you want your shares voted, we will vote them for an advisory resolution on the compensation of our named executive officers EVERY YEAR.

Our Common Stockholders will vote on the ratification of the appointment of KPMG LLP as our independent auditors for 2017. The ratification of this proposal requires the affirmative vote of the majority of the shares voted at the 2017 Annual Meeting. Under New York Stock Exchange (“NYSE”) rules, the approval of our independent auditors is considered a routine matter, which means that brokerage firms may vote in their discretion on this proposal if the beneficial owners do not provide the brokerage firms with voting instructions. Abstentions, which will be counted as shares present for purposes of determining a quorum, will not be considered in determining the results of the voting for this proposal. Your shares will be voted as you specify on your proxy. If your properly executed proxy does not specify how you want your shares voted, the shares represented by your proxy will be voted “FOR” the approval of this proposal.

Whether or not you plan to attend the 2017 Annual Meeting, and whatever the number of shares you own, please complete, sign, date and promptly return the enclosed proxy card. Please use the accompanying envelope, which requires no postage if mailed in the United States. You may also vote your shares by telephone or internet by following the instructions on the enclosed proxy card. Please note, however, that if you wish to vote in person at the 2017 Annual Meeting and your shares are held of record by a broker, bank or other nominee, you must obtain a “legal” proxy issued in your name from that record holder.

Revocation of Proxies

You may revoke your proxy at any time prior to its exercise at the 2017 Annual Meeting and change your vote by signing and dating a new proxy card with a later date and returning it in the postage-paid envelope provided or by voting via the internet or by telephone by following the instructions on the enclosed proxy card. You may also deliver a written notice revoking your proxy (i) in care of our Secretary, Stewart Information Services Corporation, 1980 Post Oak Boulevard, Suite 800, Houston, Texas 77056 or (ii) in person at the 2017 Annual Meeting.

Cost of Solicitation

We will bear the cost of the solicitation of our proxies. In addition to mail and e-mail, proxies may be solicited personally, via the internet or by telephone or facsimile, or by a few of our regular employees and officers without additional compensation and by certain officers or employees of Innisfree M&A Incorporated (“Innisfree”). We have hired Innisfree, 501 Madison Avenue, 20th Floor, New York, NY 10022 to assist us in the solicitation of proxies for a fee of $8,000.00 plus out-of-pocket expenses.

Questions

If you have any questions or need assistance in voting your shares, please call Innisfree, the firm assisting us in the solicitation, at 888-750-5834.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 3, 2017 with respect to persons we believe to be the beneficial owners of more than 5% of our voting shares:

Name	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	Common Stock	2,592,382	(1)	10.965
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	Common Stock	1,754,850	(2)	7.423
Starboard Value LP 777 Third Avenue, 18th Floor New York, New York 10017	Common Stock	2,315,000	(3)	9.792
Driehaus Capital Management LLC 25 East Erie Street Chicago, IL 06011	Common Stock	2,088,918	(4)	8.836

(1)	BlackRock, Inc. reported sole voting power with respect to 2,540,843 of such shares and sole dispositive power with respect to 2,592,382 shares in its report on Schedule 13G/A filed December 9, 2016.
(2)	Dimensional Fund Advisors LP reported sole voting power with respect to 1,680,430 of such shares and sole dispositive power with respect to 1,754,850 shares in its report on Schedule 13G/A filed February 9, 2017. Dimensional Fund Advisors LP is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940 and disclaims beneficial ownership of all securities reported in such Schedule 13G.
(3)	Starboard Value LP reported sole voting power with respect 2,315,000 shares and sole dispositive power with respect to 2,315,000 shares in its report on Schedule 13D/A filed October 17, 2016.
(4)	Driehaus Capital Management LLC reported sole voting power with respect to 2,088,918 shares and sole dispositive power with respect to 2,088,918 shares in its report on Schedule 13D/A filed January 23, 2017.

The following table sets forth information as of March 3, 2017 with respect to each class of our capital stock beneficially owned by our named executive officers, directors and nominees for director, and by all our executive officers, directors and nominees for director as a group:

Name	Title of Class	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Matthew W. Morris	Common Stock	309,046	(2)		*
J. Allen Berryman	Common Stock	36,390	(3)		*
John L. Killea	Common Stock	6,236	(4)		*
David Fauth	Common Stock	7,224.7	(5)		*
Arnaud Ajdler	Common Stock	5,311			*
Thomas G. Apel	Common Stock	28,513			*
C. Allen Bradley, Jr.	Common Stock	435			*
James Chadwick	Common Stock	33,598	(6)		*
Frederick H. Eppinger	Common Stock	435			*
Glenn C. Christenson	Common Stock	43,311	(7)		*
Robert L. Clarke	Common Stock	48,478			*
Clifford Press	Common Stock	695			*
All executive officers, directors and nominees for director as a group (12 persons)	Common Stock	519,672.7		2.198

The mailing address of each director and executive officer shown in the table above is in care of Stewart Information Services Corporation, 1980 Post Oak Boulevard, Suite 800, Houston, Texas 77056.

Section 16(a) Beneficial Ownership Reporting Compliance

Each of our directors and certain officers are required to report to the U.S. Securities and Exchange Commission (the “SEC”), by a specified date, his or her transactions related to our Common Stock. Based solely on a review of the copies of reports furnished to us or written representations that no other reports were required, we believe that all filing requirements applicable to our executive officers, directors and greater-than 10% beneficial owners were met during 2016.

*	Less than 1%.
(1)	Unless otherwise indicated, the beneficial owner has sole voting and dispositive power with respect to all shares indicated.
(2)	Includes 14,422 shares of restricted stock and 483 shares owned through the Company’s 401(k) plan.
(3)	Includes 4,574 shares of restricted stock.
(4)	Includes 4,574 shares of restricted stock.
(5)	Includes 3,602 shares of restricted stock.
(6)	Mr. Chadwick is a portfolio manager of Ancora Catalyst Fund, LP, which owns 30,000 shares of the Company’s Common Stock. Mr. Chadwick disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(7)	Mr. Christenson indirectly owns the reported shares through the Christenson Family Trust.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At our 2017 Annual Meeting, our stockholders will elect nine directors, constituting the entire Board of Directors. The Chairman of the Board is elected by the Board following the annual meeting of stockholders.

During 2016, in connection with agreements entered into with Starboard Value LP and certain of its affiliates, and with Foundation Asset Management, LP and certain of its affiliates, certain members of our Board of Directors resigned and were replaced by new directors (the “Settlement Agreements”). On October 17, 2016, Malcolm S. Morris and Stewart Morris, Jr. resigned from our Board of Directors and the Board of Directors appointed Matthew W. Morris and Clifford Press as new directors of the Company. On December 28, 2016, Laurie C. Moore and Governor Frank Keating resigned from the Board of Directors and the Board of Directors appointed C. Allen Bradley, Jr. and Frederick H. Eppinger as new directors of the Company. For additional information regarding the Settlement Agreements, our new directors and the changes to the structure and composition of our Board of Directors and its committees during 2016, see our current reports on Form 8-K filed on October 18, 2016 and January 3, 2017.

Director Nominees

The following persons have been nominated by the Board of Directors for election as directors by our stockholders. The persons named in your proxy intend to vote the proxy for the election of each of these nominees, unless you specify otherwise. Although we do not believe that any of these nominees will become unavailable, if one or more should become unavailable before the 2017 Annual Meeting, your proxy will be voted for another nominee, or other nominees, selected by our Board of Directors.

Nominee, Age, and Position with Stewart	Director Since
Thomas G. Apel, 56, Director and Chairman	2009
Arnaud Ajdler, 42, Director	2014
Glenn C. Christenson, 67, Director	2014
James Chadwick, 43, Director	2015
Robert L. Clarke, 74, Director	2004
Matthew W. Morris, 45, Director and Chief Executive Officer	2016
Clifford Press, 63, Director	2016
C. Allen Bradley, Jr., 65, Director	2016
Frederick H. Eppinger, 58, Director	2016

Each of Messrs. Ajdler, Apel, Chadwick, Christenson, and Clarke was elected as a director at our 2016 annual meeting of stockholders.

Mr. Arnaud Ajdler has served as the managing partner of Engine Capital L.P., a value-oriented investment firm focused on companies going through changes, since February 2013. Mr. Ajdler has served as a director of Destination Maternity Corporation (NASDAQ: DEST), the world's largest designer and retailer of maternity apparel, since March 2008, and as Non-Executive Chairman of its board of directors since February 2011. He has also served as a board member of Startek, Inc. since May 2015. He was previously a partner at Crescendo Partners, a value-oriented activist investment firm, from 2005 to 2013. Mr. Ajdler is also an adjunct professor of Value Investing at the Columbia Business School. Previously, Mr. Ajdler served as a director of Charming Shoppes, Inc. from 2008 until June 2012; O’Charley’s Inc. from March 2012 until April 2012; The Topps Company from August 2006 until October 2007; and Imvescor from July 2013 to March 2016.

Mr. Ajdler received a Bachelor of Science in mechanical engineering from the Free University of Brussels, Belgium, a Master of Science in Aeronautics from the Massachusetts Institute of Technology (MIT) and a Master of Business Administration from Harvard Business School.

Qualifications:  Mr. Ajdler’s significant experience in value-oriented investing offers focused knowledge of businesses and their fundamentals, providing insight on elements that will strengthen the intrinsic value of the Company’s stock. His participation on boards in the retail, restaurant, and consumer-goods industries provides further expertise in management and consumer-facing activities.

Mr. Thomas G. Apel is the Chairman of the Board of Directors. He is Chief Executive Officer of VLN, Inc., a non-conforming mortgage lending operation in Edmond, Oklahoma. He is also a research affiliate with the Massachusetts Institute of Technology (MIT), currently focused on business model taxonomy and IT portfolio strategies. From 2006 until January 1, 2013, Mr. Apel was President of Intrepid Ideas Inc., a product development, technology evaluation, and business strategy-consulting firm for financial services and real estate finance companies. Additionally, from 2006 to September 2009, Mr. Apel served as Chairman of Adfitech, Inc., which filed for bankruptcy along with its parent company Thornburg Mortgage, Inc. in May 2009, and emerged from bankruptcy in 2010.

Prior to 2006, he served as President and Chief Executive Officer of Centex Title and Ancillary Services, and was responsible for management, strategy development and implementation of a highly profitable business unit containing national title, escrow, title insurance and property and casualty insurance operations. His background also includes extensive experience in mortgage lending and related real estate lending operations.

Qualifications:  Mr. Apel has significant knowledge and experience in the mortgage, title, insurance and technology industries, as well as in corporate management, strategy, finance and start-up businesses. His familiarity with mortgage and other real estate lending provides a useful perspective on one of the Company’s essential customer segments.

Mr. C. Allen Bradley, Jr. served as executive chairman of Amerisafe, Inc. from 2005 to 2016. He served at Amerisafe as Chief Executive Officer from 2003 to 2015, president from 2002 to 2008, and Executive Vice President from 2000 to 2002. Mr. Bradley was Amerisafe’s Executive Vice President General Counsel from 1996 to 2000. As Executive Vice President-Operations from 1994 to 1996, he managed operations for Mor-Tem Systems, Inc.

Mr. Bradley practiced law in Louisiana from 1984 to 1992 and was elected to the Louisiana House of Representatives, where he served as a state representative from 1984 to 1992. He also served on the board of the National Council on Compensation Insurance, Inc. from 2012 – 2016, and is a past board member of Amerisafe, Inc. He earned his Bachelor of Arts at Southeastern Louisiana University. He was awarded his Juris Doctor degree from Louisiana State University.

Qualifications:  Having served for over 24 years in corporate leadership positions, Mr. Bradley has extensive financial, legal, and operational expertise. Given his comprehensive knowledge of the insurance industry and appreciation of the title space, his contributions and insights bring substantial value to the Company.

Mr. James Chadwick began working with Ancora Advisors LLC in 2014. His primary responsibilities are Portfolio Management and Research for the firm’s Alternative Investments. Prior to joining Ancora Advisors LLC, Mr. Chadwick was the Managing Director of the private equity firm Harlingwood Equity Partners, LLC from 2009 through 2013. He previously founded and managed two special situations-focused hedge funds, PCI Partners LLC and Monarch Activist Partners LP. He began his investment career in 1999 working for the pioneering engagement investment fund Relational Investors LLC. At Relational Investors LLC, Mr. Chadwick participated in the fund’s investments in, among others, Aetna, Inc., Prudential, National Semiconductor, Mattel, Dial, and Sovereign Bancorp.

Mr. Chadwick is currently a director of Emergent Capital, Inc. and Riverview Bancorp, Inc. He received a Bachelor of Arts with Honors from the University of California, Los Angeles.

Qualifications:  Mr. Chadwick’s over 17 years of investment experience with a focus on micro and small cap companies will enable him to provide valued expertise to the Company. The Company benefits not only from his experience in investment activities, which include operating companies, banks and closed-end funds in a wide array of industries, but also from his experience serving as a director of six public companies.

Mr. Glenn C. Christenson has been managing director of Velstand Investments, LLC, a private investment management company, since 2004. Between 1989 and 2007, Mr. Christenson held various positions, including director, Chief Financial Officer, Chief Administrative Officer, and Executive Vice President as well as other management roles at Station Casinos, Inc. (now Red Rock Resorts, Inc.), a gaming entertainment company. Prior to that, Mr. Christenson was a partner of Deloitte Haskins & Sells (now Deloitte & Touche LLP) from 1983 until 1989, with duties including partner-in-charge of Audit Services for the Nevada Practice and National Audit Partner for the Hospitality Industry.

He served as a director of NV Energy from 2007 until 2013, where he served as Chairman of the Audit Committee and as a member of the Compensation and other committees. Mr. Christenson was a director of First American Financial Corporation from 2008 until 2011, where he served as Chairman of the Audit Committee. He served as director of Tropicana Entertainment, Inc. during 2010. Mr. Christenson is a Certified Public Accountant (“CPA”) and holds an undergraduate degree in Business Administration from Wittenberg University and Master of Business Administration in Finance from The Ohio State University.

Qualifications:  Mr. Christenson’s distinguished career as a CPA and range of roles in financial management provide in-depth understanding of practices and procedures regarding the Company’s financial and risk management interests. His significant experience and honors in the gaming, hospitality, and energy industries offer a unique business perspective to advancing the Company.

Mr. Robert L. Clarke serves as Chair of the Audit Committee. He is Of Counsel to Bracewell LLP, where he founded the law firm’s national and international financial services practice. Mr. Clarke was appointed as U.S. Comptroller of the Currency by President Ronald Reagan in 1985, and served until 1992 under Presidents Reagan and George H. W. Bush. He has extensive experience in bank ownership and operations, and expert knowledge of banking laws, regulations, and supervision, both in the U.S. and internationally.

Mr. Clarke has served as a consultant to the World Bank, and senior advisor to the President of the National Bank of Poland. He also serves as an Advisory Director of Mutual of Omaha Bank. Mr. Clarke has previously served as a director and member of the Audit and Nominating and Corporate Governance Committees of the board of directors of Eagle Materials Inc., a NYSE-listed manufacturer of building materials (1994 – 2016), and as Chair of the Risk Committee and member of the Audit Committee of Mutual of Omaha Insurance Company (2006 – 2016). Mr. Clarke is a Trustee Emeritus of Rice University from which he received its Distinguished Alumnus and Gold Medal awards, and continues to serve as a member of its Audit and Public Affairs Committees. Additionally, Mr. Clarke is a Trustee of the Santa Fe Chamber Music Festival and its supporting Foundation, an Advisory Trustee of the Museum of New Mexico Foundation, a Trustee of the Financial Services Volunteer Corps, and a Trustee of the National Foundation for Credit Counseling. He received a Bachelor of Arts in economics from Rice University, and an LL.B. from Harvard Law School.

Qualifications:  Mr. Clarke is a veteran attorney and banking professional with extensive experience in legal, regulatory, and corporate governance matters. His tenure in the U.S. government, along with his in-depth knowledge of banking and finance, provide valued expertise to the Company.

Mr. Frederick H. Eppinger served as President, Chief Executive Officer, and Executive Director for The Hanover Insurance Group from 2003 until his retirement in 2016. Mr. Eppinger was Executive Vice President of Property & Casualty Field and Service Operations for The Hartford Financial Services Group, Inc. from 2001 to 2003. From 2000 to 2001, he served as Executive Vice President of industry services, marketing, and service operations of ChannelPoint, Inc. He also served as a senior partner in the financial institutions group at McKinsey & Company.

Mr. Eppinger served on the board of directors for Hanover Insurance Group from 2003 to 2016. He currently sits on the board of Centene Corporation, a Fortune 500 healthcare company that provides services to government healthcare programs, commercial organizations and other healthcare providers. Mr. Eppinger earned his Bachelor of Arts from the College of the Holy Cross and a Master of Business Administration from Dartmouth.

Qualifications:  Mr. Eppinger has more than 30 years of experience in the insurance industry. As CEO of Hanover Insurance, Mr. Eppinger led the company’s growth from its regional status to a global property/casualty carrier. During his tenure, the company grew its total capital, book value, and earnings power and more than doubled in size.

Mr. Matthew W. Morris was elected CEO of the Company in November of 2011. Having served for the prior five years as Senior Executive Vice President of the Company, Stewart Title Company, and Stewart Title Guaranty Company (“STGC”), in addition to serving as President of the Shared Services Division, Mr. Morris has an intimate knowledge of the Company and the industry. He provides strategic leadership for the future of the Company, focusing on the people strategy, operational alignment, smart growth and maximizing stockholder value. In 2004, Mr. Morris joined the Company’s executive management team as Senior Vice President, Planning & Development. Previously, he was the Director of a strategic litigation-consulting firm, offering trial and settlement sciences and crisis management.

Mr. Morris received a Bachelor of Business Administration in organizational behavior and business policy from Southern Methodist University, and a Master in Business Administration with a concentration in finance from The University of Texas.

Qualifications:  As a member of the Company’s founding family, with more than 13 years of management tenure, Mr. Morris has intimate knowledge of the Company’s associates, operations, legal and regulatory matters and history. The Company benefits from his business experience, his highly respected leadership and his extensive knowledge of the title industry.

Mr. Clifford Press has been a Managing Member at Oliver Press Partners, LLC, since 2005. He currently serves as a director of Drive Shack, Inc and Quantum Corporation. Mr. Press has recently served as a director of GM Network, Ltd., a private holding company providing internet-based digital currency services and SeaBright Holdings, Inc., a specialty underwriter of multi-jurisdictional workers’ compensation insurance. He co-founded Hyde Park Holdings, Inc., a private investment firm where he served as general partner from 1986 to 2003 and which engaged principally in the ownership and operation of a broad range of industrial manufacturing companies.

Mr. Press received his undergraduate degree from Oxford University and earned a Master of Business Administration from Harvard Business School.

Qualifications:  Mr. Press has extensive investment banking and transaction-oriented experience in executing investment strategies. He has more than 25 years of experience investing in a broad range of public and private companies and is an experienced governance-oriented investor.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NINE NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE

Board of Directors

We are managed by a Board of Directors comprised of nine members, and the majority of the members of the Board of Directors are “independent” within the meaning of the listing standards of the NYSE. Assuming the election of the 2017 director slate set described above, these independent directors are: Thomas G. Apel, Glenn C. Christenson, Arnaud Ajdler, Robert L. Clarke, James Chadwick, Clifford Press, C. Allen Bradley, Jr. and Frederick H. Eppinger. The Board of Directors has determined that none of these directors has any material relationship with us or our management that would impair the independence of their judgment in carrying out their responsibilities to us. In making this determination, the Board of Directors considers any transaction, or series of similar transactions, or any currently proposed transaction, or series of similar transactions, between us or any of our subsidiaries and a director to be material if the amount involved exceeds $120,000, exclusive of directors’ fees, in any of our last three fiscal years.

The roles of Chairman of the Board of Directors and CEO are separate and each role is held by a different individual. The Chairman of the Board of Directors is elected by the Board following the annual meeting of stockholders. As discussed below, the Chairman presides over the regular and any special meetings of our non-management directors. Our non-management directors meet prior to each regularly scheduled Board meeting.

All of our directors shall be elected at the 2017 Annual Meeting and hold office until the next annual election of directors or until his or her successor shall be chosen and shall be qualified, or until his or her death or the effective date of his or her resignation or removal for cause. Currently, the act of a majority of a quorum of the directors shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation, or the By-Laws.

The Company has a majority voting standard such that votes cast for any director must exceed the votes cast against such director in an uncontested election. The Company also requires a director who fails to receive a majority vote in an uncontested election to tender his or her resignation. Under the Company’s By-Laws, in a contested election (i.e., where the Secretary of the Company determines that the number of nominees exceeds the number of directors to be elected as of the date seven days prior to the scheduled mailing date of the proxy statement for such annual meeting of stockholders), the plurality voting standard would apply and a director nominee receiving a plurality of votes cast will be elected as a director. During 2016, the Board of Directors held 4 regular meetings, 10 special meetings, and executed 10 consents in lieu of meetings. All directors attended all of such meetings, except that one director missed one meeting. For 2017, the Board of Directors will have an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. See “Committees of the Board of Directors” below.

The Board has adopted the Stewart Code of Business Conduct and Ethics, Guidelines on Corporate Governance and Code of Ethics for Chief Executive Officers, Principal Financial Officers, and Principal Accounting Officer, each of which is available on our website at http://stewart.com/corporate-governance and in print to any stockholder who requests it. We intend to disclose any amendment to or waiver under our Code of Ethics for Chief Executive Officers, Principal Financial Off|ficers, and Principal Accounting Officer by posting such information on our website. Our Guidelines on Corporate Governance and the charters of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee are available on our website at http://stewart.com/corporate-governance and in print to any stockholder who requests them. Our Guidelines on Corporate Governance strongly encourage attendance in person by our directors at our annual meetings of stockholders. All of our then elected directors attended our 2016 annual meeting of stockholders.

Director Qualifications

Each of our directors is an individual of high character and integrity, with an inquiring mind, and works well with others. Each director nominee brings a unique background and set of skills to the Board, giving the Board of Directors, as a whole, competence and experience in a wide variety of areas, including insurance, real estate, technology, strategic planning, corporate governance, executive management, accounting, finance, government and international business. For information regarding the qualifications, backgrounds, and experience of our director nominees, please see each nominee’s biographical information set forth in “Proposal 1” above.

Risk Oversight

The Board of Directors has ultimate responsibility for protecting stockholder value. Among other things, the Board of Directors is responsible for understanding the risks to which we are exposed, approving management’s strategy to manage these risks, and monitoring and measuring management’s performance in implementing the strategy. The Board of Directors works with its committees and management to effectively implement its risk oversight role.

The Audit Committee, with the assistance of management, oversees the risks associated with the integrity of our financial statements, our compliance with legal and regulatory requirements, our liquidity requirements and other exposures to financial risk, and the Company’s enterprise risk management program. The Audit Committee reviews with management, independent accountants, and internal auditors (which internal audit function has been outsourced to Deloitte & Touche LLP) the accounting policies, the systems of internal controls and the quality and appropriateness of disclosure and content in the financial statements or other external financial communications. The Audit Committee, with the assistance of our legal department and human resources department, also performs oversight of our various conduct and ethics programs and policies, including the Stewart Code of Business Conduct and Ethics, reviews these programs and policies to assure compliance with applicable laws and regulations, and monitors the results of our compliance efforts. To the extent the Audit Committee identifies any material risks or related issues, the risks or issues are addressed with the full Board of Directors.

The Nominating and Corporate Governance Committee, with the assistance of management, oversees risks associated with administering our Guidelines on Corporate Governance and is responsible for reviewing and making recommendations for selection of nominees for election as directors by the Common Stockholders. To the extent the Nominating and Corporate Governance Committee identifies any material risks or related issues, the risks or issues are addressed with the full Board of Directors.

The Compensation Committee, with the assistance of management, oversees risks associated with our compensation programs and policies. To the extent the Compensation Committee identifies any material risks or related issues, the risks or issues are addressed with the full Board of Directors.

Committees of the Board of Directors

For 2017, the Board of Directors will have the following committees (the “Committees”): Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee.

Audit Committee.  It is the Audit Committee’s duty to assist the Board of Directors in fulfilling its oversight responsibility of (i) the integrity of the financial statements of the Company, (ii) the independent accountants’ qualifications, independence, and performance, (iii) the Company’s system of controls over financial reporting, performance of its internal audit function and the independent accountants, and compliance with ethical standards adopted by the Company, and (iv) the compliance by the Company with legal and regulatory requirements. The Audit Committee has sole authority to appoint or replace our independent accountants. The Audit Committee has the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties. The Audit Committee operates under a written charter adopted by our Board of Directors, a copy of which is available on our website at http://stewart.com/corporate-governance. The Audit Committee currently consists of Robert L. Clarke (Chair), Glenn C. Christenson, and Frederick H. Eppinger. During 2016, the Audit Committee held 8 regular meetings, at which all members were present. Each of the members of the Audit Committee is “independent” as defined under the listing standards of the NYSE and the Exchange Act of 1934, as amended (the “Exchange Act”), and the Board of Directors has determined that Messrs. Clarke, Christenson and Eppinger are “audit committee financial experts” as defined in the rules of the SEC. No member of our Audit Committee serves on the audit committees of more than three public companies.

The Audit Committee has established procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Persons wishing to communicate with the Audit Committee may do so by writing in care of the Chair, Audit Committee, Stewart Information Services Corporation, 1980 Post Oak Boulevard, Suite 800, Houston, Texas 77056.

Nominating and Corporate Governance Committee.  It is the Nominating and Corporate Governance Committee’s duty to (i) identify individuals who may become Board members or advisory directors, (ii) select or recommend director nominees for the next annual meeting of stockholders, (iii) develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company, (iv) provide oversight of the Company’s corporate governance, and (v) oversee the evaluation of the Board of Directors, its Committees and management. The Nominating and Corporate Governance Committee currently consists of Clifford Press (Chair), Thomas Apel, and James Chadwick, each of whom is “independent” as that term is defined in the listing standards of the NYSE. The Nominating and Corporate Governance Committee held six meetings during 2016, at which all members were present. Our Nominating and Corporate Governance Committee’s charter is available on our website at http://stewart.com/corporate-governance.

Our Guidelines on Corporate Governance require that a majority of our Board of Directors be “independent” as that term is defined in the rules of the NYSE. As described above, a majority of our current Board of Directors is “independent” under the listing standards of the NYSE. In considering candidates for election as independent directors, our Guidelines on Corporate Governance also provide that the Nominating and Corporate Governance Committee shall be guided by the following principles:

•	Each director should be an individual of the highest character and integrity and have an inquiring mind, experience at a strategic or policy-setting level, or otherwise possess a high level of specialized expertise, and the ability to work well with others. Specialized knowledge and experience that will augment Board effectiveness and support the growth of the Company is also considered.
•	Each director should have sufficient time available to devote to our affairs to carry out the responsibilities of a director and, absent special circumstances approved by the Board; no director should simultaneously serve on the boards of directors of more than three public companies. Directors are qualified for service on the Board of Directors only if they are able to make a commitment to prepare for and attend on a regular basis meetings of the Board of Directors and its Committees.
•	Each independent director should be free of any significant conflict of interest that would interfere with the independence and proper performance of the responsibilities of a director. Directors to be nominated for election by our Common Stockholders should not be chosen as representatives of a constituent group or organization; rather each should utilize his or her unique experience and background to represent and act in the best interests of all stockholders as a group.
•	Directors should have equity ownership in the Company.

The Board of Directors does not have a formal policy with respect to Board nominee diversity. In recommending proposed nominees to the full Board, the Nominating and Corporate Governance Committee is charged with building and maintaining a Board that has an ideal mix of talent and experience to achieve our business objectives in the current environment. In particular, the Nominating and Corporate Governance Committee is focused on relevant subject matter expertise, depth of knowledge in key areas that are important to us, and diversity of thought, background, perspective, and experience so as to facilitate robust debate and broad thinking on strategies and tactics pursued by us. There are no minimum requirements for nomination.

Each director is required to own an amount of Common Stock equal to a multiple of five times the director’s annual retainer, beginning in 2017. Each director has five years, from the later of their initial election and January 2017, to acquire the required amount of Common Stock. Stock ownership requirements have been designed in such a way that the ability of the Board of Directors to recruit diverse Board candidates will not be impaired, yet Board members will have a strong alignment with stockholders’ interests. Currently, six of nine directors hold shares in excess of the shares required to meet the ownership guideline.

Pursuant to our By-Laws, the Nominating and Corporate Governance Committee will accept and consider nominations by stockholders of persons for election by our Common Stockholders to our Board of Directors. To be considered for nomination at our 2018 annual meeting of stockholders, stockholder nominations must be received by us no later than January 28, 2018 and no earlier than December 29, 2017. Persons wishing to submit the names of candidates for consideration by the Nominating and Corporate Governance Committee may submit such nominations in writing addressed to the Nominating and Corporate Governance Committee in care of the Secretary, Stewart Information Services Corporation, 1980 Post Oak Boulevard, Suite 800, Houston, Texas 77056. Any such submission should include the candidate’s name, credentials, contact information and consent to be considered as a candidate.

Compensation Committee.  It is the duty of the Compensation Committee to assist the Board of Directors in discharging its responsibilities relating to the Company’s compensation policies, the compensation of the Company’s officers and senior managers, and to produce the required report on executive compensation for inclusion in the Company’s annual proxy statement. The Compensation Committee currently consists of Glenn Christenson (Chair), Arnaud Ajdler and James Chadwick. During 2016, the Compensation Committee held 11 meetings, at which all members were present, except that one member missed one meeting, and executed two consents in lieu of meetings. Our Board of Directors has determined that each member of our Compensation Committee is “independent” as that term is defined under the listing standards of the NYSE.

The Compensation Committee functions pursuant to its charter, which is available on our website at http://stewart.com/corporate-governance. The Compensation Committee’s specific duties and responsibilities include, but are not limited to, the following:

•	Establishing and monitoring the basic philosophy and policies governing the compensation of executive officers, and employees or officers of the Company who are also serving as members of the Board of Directors.
•	Reviewing recommendations submitted by the CEO, then approving and submitting to the Board for formal ratification any decisions with respect to the compensation for executive officers and officers of the Company who also are serving as members of the Board of Directors. These recommendations may include base pay, incentive compensation plans, perquisites, equity-based plans and relevant metrics and target award levels.
•	Approving and submitting to the Board for formal ratification compensation decisions with respect to the compensation plan of the CEO.
•	Recommending a pay-for-performance based CEO compensation plan to the Board of Directors and overseeing administration of the plan, including evaluating the CEO’s performance in light of the goals under the plan.
•	Reviewing and approving employment agreements, severance agreements and change in control agreements with the executive officers and any employees or officers of the Company who are also serving as members of the Board of Directors.
•	Reviewing the overall compensation structure and programs for all employees (including a review of any risks to the Company that may arise from such structure or programs).
•	Approving the equity-based compensation plans of the Company.
•	Reviewing and discussing with management the disclosures in this proxy statement’s Compensation Discussion and Analysis (the “CD&A”), making a recommendation to the Board of Directors regarding the inclusion of the CD&A in this proxy statement, and producing a Compensation Committee Report for inclusion in the Company’s proxy statement, each in accordance with the requirements of the SEC.

The Compensation Committee has the sole authority to retain and terminate any independent compensation consultant. The Compensation Committee is responsible for determining the independence of its advisors by taking into consideration all factors relevant to advisor independence, including the factors set forth in the NYSE Listed Company Manual. The Compensation Committee has authority to direct the work of the compensation consultants and establish the consultants’ fees. It may also obtain advice and assistance from other advisors it determines necessary for effective completion of its duties. The Company is required to fund (i) the Compensation Committee’s approved expenses for any independent advisors employed by the Compensation Committee and (ii) any other reasonable expenses incurred by the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

None of the current or former members of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries, is involved in a relationship requiring disclosure as an interlocking executive officer/director, or had any relationship requiring disclosure under Item 404 of Regulation S-K.

Sessions of Independent Directors

Our independent directors meet at regularly scheduled sessions without management. The Chairman of the Board presides at those sessions. Persons wishing to communicate with our non-management directors may do so by writing in care of the Chair, Audit Committee, Stewart Information Services Corporation, 1980 Post Oak Boulevard, Suite 800, Houston, Texas 77056. Persons wishing to communicate with our other directors may do so by writing in care of the Secretary, Stewart Information Services Corporation, at the same address.

EXECUTIVE OFFICERS

The following table sets forth the names and positions of our executive officers as of March 3, 2017:

Matthew W. Morris	Chief Executive Officer
J. Allen Berryman(1)	Chief Financial Officer, Secretary and Treasurer
John L. Killea	Chief Legal Officer
Timothy Okrie	Chief Operating Officer
Patrick H. Beall	Group President
David Fauth	Group President
Ann Manal	Chief Human Resources Officer
Samuel Jay Milligan	Chief Revenue Officer
Brad Rable	Chief Information Officer

(1)	On February 9, 2017, the Company announced that its chief financial officer, Allen Berryman, had announced his plans to retire from the Company. Mr. Berryman will remain with the Company through the transition to his successor.

Below is biographical information for our executive officers:

Matthew W. Morris.  Matthew W. Morris, 45 years old, was elected CEO of the Company in November of 2011. Having served for the prior five years as Senior Executive Vice President of the Company, Stewart Title Company, and Stewart Title Guaranty Company (“STGC”), in addition to serving as President of the Shared Services Division, Mr. Morris has an intimate knowledge of the Company and the industry. He provides strategic leadership for the future of the Company, focusing on the people strategy, operational alignment, smart growth, and maximizing stockholder value. In 2004, Mr. Morris joined the Company’s executive management team as Senior Vice President, Planning & Development. Previously, he was the Director of a strategic litigation-consulting firm, offering trial and settlement sciences and crisis management. Mr. Morris received a Bachelor of Business Administration in organizational behavior and business policy from Southern Methodist University, and a Master in Business Administration with a concentration in finance from The University of Texas.

J. Allen Berryman.  J. Allen Berryman, 59 years old, has served as Chief Financial Officer (“CFO”), Secretary and Treasurer of the Company since September 2008. Prior to joining Stewart, Mr. Berryman served over 2 years as Vice President — Finance of Contract Research Solutions, Inc., d/b/a Cetero Research, one of the world’s largest providers of early clinical trial and bio-analytical laboratory services to pharmaceutical, biotechnology and generic drug companies. In addition, he spent nine years in the electronic payments industry, holding Chief Financial Officer and Chief Operating Officer positions with Retriever Payment Systems and TeleCheck International, and serving as Corporate Controller and Chief Accounting Officer of First Data Corporation. Mr. Berryman also has 12 years’ experience with the public accounting firm of Deloitte & Touche LLP. Mr. Berryman received his Bachelor of Business Administration in accounting from the University of Georgia, and is a licensed CPA.

John L. Killea.  John L. Killea, 61 years old, is the Chief Legal Officer of the Company. Mr. Killea is responsible for the underwriting, claims, litigation, compliance, corporate governance and regulatory areas for SISCO and its affiliated companies. With more than 35 years of legal experience, Mr. Killea joined the Company in 2000 as Counsel in the claims and agency underwriting areas for Stewart Title Insurance Company (“STIC”), the Company’s New York underwriter. He has served as Chief Claims Counsel and General Counsel for STIC, and continues to serve as General Counsel for STGC since his appointment in 2008. Mr. Killea received a Bachelor of Arts cum laude from Lafayette College and a Juris Doctorate from Fordham University School of Law. He is a member of the New York State Bar Association and has been admitted to practice in the State of New York and the United States District Court for both the Eastern and Southern Districts of New York.

Timothy J. Okrie.  Timothy J. Okrie, 51 years old, is the Chief Operating Officer (“COO”) of the Company. As Chief Operating Officer, Mr. Okrie is responsible for all of Stewart’s daily operations, business strategy development, execution, transformation, and operational excellence. Mr. Okrie joined Stewart in 2016 with more than 30 years of experience developing and executing professional services, industry alignment, market strategies, and business operating models. He most recently served as a senior partner within the Advisory Services practice at Deloitte & Touche LLP where he gained extensive experience with strategy development and execution, business transformation and international business experience. Okrie received a Bachelor of Science from DePaul University in Chicago, is also a licensed CPA, and is a member of the American Institute of Certified Public Accounts.

Patrick H. Beall.  Patrick H. Beall, 61 years old, has been with the Company for 30 years. Mr. Beall currently serves as Group President, and is responsible for the Company’s independent title agency network across the United States. In addition, he oversees Mortgage and Title Services, Stewart Vacation Ownership and technology sales for our independent agency network. Mr. Beall served as Executive Vice President, Senior Director of Agency Operations from January 2014 through December 2014. From December 2008 until December 2013, Mr. Beall was the South Central States District Manager for Agency Operations, with direct and indirect responsibility for the Company’s independent agency network in 22 states. Mr. Beall has served as President of two affiliated entities, Professional Real Estate Tax Service and Baca Landata, since joining the Company in 1986. He is currently a member of the American Land Title Association's Board of Governors, and serves on the association’s Best Practices Executive Committee and the Underwriter Section Executive Committee. Additionally, he is a member of the Texas Land Title Association (TLTA) and serves on the association’s finance committee; he is also a former member of the Oklahoma Land Title Association’s board of directors. He attended the University of Oklahoma in Norman.

David Fauth.  David Fauth, 55 years old, serves as Group President, responsible for direct operations, as well as title and escrow fulfillment services. In this role, he oversees the Company’s direct retail operations throughout the U.S., and the title and escrow fulfillment services supporting our local residential operations. In addition, Fauth is responsible for leading a redesign of processes and technology to improve revenue and market share, facilitate regulatory compliance, and offer greater adaptability to changing customer requirements through our fulfillment service centers. Fauth's more than 30 years of title industry experience include sales, escrow, and production. A Stewart associate since 1985, he was previously Group Senior Vice President, overseeing direct operations in the Midwest, Mid-Atlantic, and Northeast; Group Vice President — Midwest states; Minnesota state manager; Minnesota Division President; and Oregon Division President. Fauth received a Bachelor of Arts in Business Administration with a minor in economics from Bethel University.

Ann M. Manal.  Ann M. Manal, 50 years old, is the Chief Human Resources Officer (“CHRO”) of the Company. Ms. Manal is responsible for the people side of the business focusing on human resources, internal communications and change management. With more than 25 years of experience, Ms. Manal joined the Company in 2016 after a career in human resources consulting focusing on the financial services, consumer products and energy industries. Ms. Manal received her Bachelor of Business Administration from Golden Gate University in San Francisco.

Samuel Jay Milligan.  Samuel Jay Milligan, 56 years old, serves as the Chief Revenue Officer of the Company. Mr. Milligan leads the Enterprise Revenue Group and is responsible for driving integration and alignment among all revenue-related functions, including economic forecasting, marketing, enterprise sales, sales operations, and revenue management. Mr. Milligan joined the Company in 2014 as Chief Enterprise Sales Officer bringing over 30 years of experience in sales, sales operations, marketing and finance within the Professional Services and Financial Services sectors. Prior to joining the Company, Mr. Milligan held advisory positions with Deloitte & Touche LLP and KPMG LLP, and also served in lending and risk management roles with several financial institutions. Mr. Milligan received his Bachelor of Business Administration from the University of Mississippi.

Brad Rable.  Brad Rable, 50 years old, serves as Chief Information Officer (CIO) for Stewart Information Services Corporation. A veteran IT leader and executive with significant experience in developing major initiatives, Rable is responsible for all areas of digital business enablement, enterprise technology solution standards, infrastructure, administration and production support, alignment of enterprise technology, and the related strategy. Prior to joining Stewart, Rable was an executive partner with Gartner Executive Programs. He previously served as Executive Vice President, CIO, and Chief Strategy Officer for AIG/United Guaranty, leading the Technology and Product Development divisions, as well as the innovation team that launched the AIG Mortgage Advisory Company. Rable received a Master of Arts in computer information resource management from Webster University, Missouri, and a Bachelor of Science in management information systems from Bowling Green State University, Ohio.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The following Compensation Discussion and Analysis (“CD&A”) describes the Company’s executive compensation program in 2016. The objective of our executive compensation program is to maintain a strong pay-for-performance culture in order to attract, retain, and motivate the key leaders who serve our Company and our stockholders. The following pages explain the process, objectives, and structure of the executive compensation decisions undertaken by our Compensation Committee and our Board of Directors for 2016. This CD&A is intended to be read in conjunction with the tables beginning on page 33 below, which provide detailed historical compensation information for our Named Executive Officers (“NEOs”). For 2016, our NEOs are:

NEO	Title
Matthew W. Morris	Chief Executive Officer
J. Allen Berryman	Chief Financial Officer
John L. Killea	Chief Legal Officer
Steven M. Lessack	Group President
David A. Fauth	Group President

Executive Summary

We are committed to providing value to our stockholders. While we acknowledge the strong support for our compensation programs expressed in our 2016 Say on Pay Vote, we continue to dedicate significant efforts to ensure our executive compensation programs evolve with our long-term business strategy, feedback from our stockholders, and market best practices. We are confident that the discussion below makes it clear that we maintain an executive compensation program that aligns the interests of our executives with those of our stockholders.

2016 Business Highlights and Performance

Since its inception in 1893, Stewart has grown to be one of the largest title insurance companies in the nation, and one whose name is synonymous with trust, integrity, and service.

In 2016 Stewart completed our conversion to a best-practices governance structure with the elimination of the dual class stock and the addition of new independent board members, including two very experienced former insurance industry CEOs. We enhanced the capability and capacity of our team with the addition of a new Chief Operating Officer to deliver on our growth and bottom line performance objectives. We generated revenue growth in our core markets while continuing our plans to improve the efficiency in our operating model and we took action to significantly improve the results of our ancillary services operations and focus on our core business. We continued to benefit from the cost management initiatives of 2014 and 2015, as well as enhanced financial discipline within our core operations and shedding non-core businesses, resulting in total employee and other operating expenses decreasing at a rate faster than the decline in total operating revenues.

Other matters of note for the year include:

•	2016 revenues declined approximately 1 percent to $2.0 billion, with increased core title revenues offset by lower ancillary services revenues due to exiting (announced in 2015) non-core business within that segment.
•	2016 EBITDA, adjusting for non-operating and non-recurring charges and credits (as detailed in our fourth quarter 2016 earnings release), grew 7 percent to $123.8 million while total operating revenues declined 1.5 percent due to the exit of the non-core businesses, demonstrating the effectiveness of our cost containment programs, as well as the flexibility of our transformed operating model.
•	Our title segment’s full year 2016 pretax earnings grew 16.8 percent, from $119.0 (6.3 percent margin) to $139.1 million (7.2 percent margin), although revenues net of agent retention for the segment were essentially unchanged from 2015.

•	In December, we completed the sale of the government services and loan file review and audit operations of the ancillary services segment. We took this action to improve the financial outlook of that segment while allowing for more focused management attention to our core title operations.
•	We generated $123.0 million of operating cash flow in 2016, up 52.7 percent from 2015, due to significantly improved net income, continued low cash claims payments, and reduced operating expenses.
•	We closed out 2016 on a strong positive note, with fourth quarter adjusted pretax earnings (as detailed in our fourth quarter earnings release) increasing $19 million on a $32 million increase in adjusted revenues, representing a pretax margin on the incremental revenues of 60 percent.
•	We paid a total of $1.20 per share in cash dividends to common stockholders during 2016, compared to $0.80 per share in 2015. In total, we returned $27.8 million to our stockholders in the form of dividends, up 55 percent from 2015’s $18.0 million.

We continue to generate significant growth in stockholder value, with a five-year total return to stockholders of 324%, which is at the 100th percentile of our comparator group.

Five Year STC and Pay Comparator Group TSR - 12/30/2011 to 12/31/2016
Total Shareholder Return - Indexed to 12/30/2011
350%
300%
250%
200%
150%
100%
50%
0%
12/30/2011
12/31/2012
12/31/2013
12/31/2014
12/31/2015
12/30/2016
STC
324%
181%
224%
233%
Pay Comparator Group
75th Percentile
171%
66%
82%
111%
Pay Comparator Group
Median
132%
53%
63%
80%
Pay Comparator Group
25th Percentile
75%
32%
35%
52%

CEO Pay At-A-Glance

The majority of CEO pay is variable and linked to drivers of financial performance or growth in stockholder value. The chart below shows the elements of CEO total direct compensation (base salary, annual bonus, and grant date or target value of annual equity grants) for the past three years, a period over which we have continued to grow stockholder value each year.

As shown, for each year in the chart CEO compensation has been variable between 64% and 80%. Our annual short-term incentive plan (“STI”) is tied to annual operational and financial performance, while our long-term incentive plan (“LTI”) is tied to long-term financial and stock price performance.

CEO Pay At A Glance

Components of Total Direct Compensation
PSAs (performance-based) - target value
Restricted stock (time-based) - grant value
Fiscal year-end bonus
Base salary
TSR Indexed to 12/31/2013
No bonus was earned for 2014 performance
$1,237,500
$525,000
$262,500
$450,000
15.1%
64% Variable
$1,678,364
$583,333
$291,667
$303,364
$500,000
18.4%
70% Variable
$2,693,462
$1,293,186
$366,618
$483,658
$550,000
50.7%
80% Variable
2014
2015
2016

Response to 2016 “Say on Pay” Vote and Program Changes

Similar to 2015, an overwhelming majority of the votes on our 2016 Say on Pay proposal were cast in favor of the proposal. Specifically, 98.8% of shares were voted in favor of our Say on Pay proposal. The Compensation Committee interprets this strong level of support as affirmation of the overall structure of our program and our approach to making compensation decisions. As our business continues to evolve, we are committed to the continuous improvement of our program to ensure alignment with our business priorities, leadership strategy and stockholder interests.

Our Executive Compensation Practices

Below we highlight our core executive compensation practices, both the practices we have implemented to drive performance, and the practices we have not implemented because we do not believe they would serve our stockholders’ interests.

What We Do	What We Don’t Do
☑ Performance-based short-term and long-term compensation	☒ No share recycling under long-term incentive plan
☑ Heavy emphasis on variable (“at-risk”) pay	☒ No excise tax gross-ups upon change in control
☑ Double-trigger vesting of cash severance payments	☒ No repricing of underwater stock options
☑ Clawback policy	☒ No hedging transactions or short sales by executive officers or directors permitted
☑ Equity ownership guidelines	☒ No guaranteed cash bonus or cash retention bonus for executive officers
☑ Independent compensation consultant	☒ Severance multiple not greater than 3.0x for any executive officer
☑ Regular review of share utilization	☒ No significant perquisites

What Guides Our Program

Compensation Philosophy and Objectives

The Compensation Committee follows a pay-for-performance philosophy in our executive compensation structure, which is designed to achieve the following:

•	Align executive financial interests with those of the stockholders.
•	Focus management on achieving annual business plans while remaining accountable for the consequences of longer-term risks.
•	Manage executive expense relative to performance.
•	Provide fully-competitive pay opportunities that are realized when performance approaches fully-competitive peer levels.
•	Exhibit to investors and other stakeholders our commitment to specific achievements and to our management discipline.

Our executive compensation also is intended to provide a market-competitive pay opportunity that is realized when specific financial and non-financial objectives are achieved. For 2016, the Committee approved base salary, short-term incentive compensation and long-term incentive compensation (together, “total direct compensation”) for each executive. Total direct compensation is intended to be competitive with our peer group, directionally targeted to the peer group median. The Compensation Committee also takes into consideration historical and individual circumstances, including tenure and experience, individual performance, retention factors, and the availability of comparable data for each position.

The Compensation Committee believes that a majority of executive compensation should be “at-risk” with the realized value of compensation heavily dependent upon the Company’s financial, operational and stockholder return performance. During periods when our financial performance meets or exceeds established objectives, we believe that executives should be rewarded appropriately for their efforts in achieving our goals. Likewise, when our performance does not meet the established goals, incentive compensation may be reduced or may not be earned.

Incentive compensation is designed to help achieve the appropriate balance between annual results and sustained multi-year success of the Company. Short-term awards primarily are payable in cash, while long-term awards are equity-based awards.

Implementing the Philosophy

In support of our compensation philosophy:

•	We generally target pay levels within the median range for our peer group in order to provide each of our NEO’s with a competitive compensation opportunity that is also reasonable from a stockholder perspective. Our NEOs then have the opportunity to earn realized compensation in excess of the median in return for exceeding performance goals.
•	Base salary levels for our NEOs are established after taking into account the executive’s specific responsibilities, external market rates, executive and Company performance, experience and capabilities, and internal equity.
•	Short-term incentive plan opportunities are designed to reward our NEOs when annual business plan objectives are achieved. Actual payout corresponds to Company results (and business unit/individual results in 2016), with the expectation that performance above market levels will lead to above-market compensation, and vice-versa.
•	Long-term incentive plan grants provide an illiquid investment stake in the Company that over time creates a balance with shorter-term annual goals and incentives, aligning the NEOs investment stake with those of investors, and mitigating excessive risk.

Our executives are also eligible for other benefits and limited perquisites that are in line with market practice, as well as health and welfare benefits that are the same as our general employee population.

Pay Mix

The core principle of our executive compensation philosophy is to pay for performance. Accordingly, our executive compensation program is heavily weighted toward “at-risk” performance-based compensation. We have three elements of target total direct compensation: base salary, STI target opportunity and LTI target opportunity. As illustrated in the chart below, in 2016, 80% of target total direct compensation to our CEO was variable and at risk, while 56% of other NEO compensation was at-risk.

2016 Target Total Direct Compensation

The Decision Making Process

The Compensation Committee, management, and the committee-retained compensation consultant work together in the design of the executive compensation plan with the shared goal of developing and implementing a plan which will assist the Company in the accomplishment of its strategic objectives, fairly reward executives, and be stockholder friendly — as discussed below.

The Role of the Compensation Committee

The Compensation Committee oversees the executive compensation program. The Compensation Committee is comprised solely of independent, non-employee members of the Board of Directors. Details of the Compensation Committee’s authority and responsibilities are specified in its Charter, which is available online http://stewart.com/corporate-governance.

The Compensation Committee is responsible for determining the components and amount of compensation for our executive officers and provides overall guidance for our employee compensation policies and programs. The Compensation Committee retains an independent compensation consultant to provide relevant information and to advise on best practices. The Compensation Committee reviews and sets the compensation of the CEO. The Compensation Committee evaluates CEO performance and compensation in executive session without any member of management present. The Compensation Committee consults with the CEO for compensation recommendations for other executive officers and for the purpose of assuring that executive compensation programs do not distort our overall compensation structure. The CEO’s recommendations are based upon the achievement of targeted metrics, the performance of the individual’s respective business or function, and employee retention considerations. The Compensation Committee reviews current compensation best practices with its compensation consultant, considers our CEO’s recommendations and approves in its sole discretion any compensation changes affecting our executive officers.

The Role of Management

Members of management, including Human Resources, assist the Compensation Committee by providing recommendations that management believes will recognize individual contribution where appropriate, and in the aggregate provide a market-competitive compensation opportunity for each executive officer, consistent with the Company’s compensation philosophy. As part of this process, management collaborates with the Compensation Committee regarding the information provided on market trends, potential compensation plan designs, and industry trends, before making recommendations to the Compensation Committee. In preparation for the 2016 compensation plans, management:

•	Recommended base salaries and cash and incentive targets for executive officers other than the CEO; and
•	Proposed incentive metrics and targeted performance levels for the short- and long-term incentive plans, including target value (or number of shares) of time-based restricted stock and performance-based restricted shares.

At the end of the 2016 performance year, management reviewed metric-based performance relative to expectations in 2016 of each executive officer, and the CEO presented recommendations regarding STI and LTI award payouts for each of the executive officers besides himself.

The Compensation Committee reviews and discusses management’s recommendations in conjunction with its independent compensation consultant when making compensation decisions or recommendations to the full Board.

The Role of the Compensation Consultant

For the 2016 plan year, the Compensation Committee engaged Pearl Meyer & Partners, LLC to assist in providing a comprehensive assessment of its executive compensation programs. The Compensation Committee retained the sole authority to select, retain, terminate, and approve fees and other retention terms of the relationship with Pearl Meyer. In May 2016, after the 2016 plans were finalized, the Compensation Committee discontinued its engagement with Pearl Meyer and engaged Board Advisory, LLC. Board Advisory assisted the Committee in reviewing existing executive pay programs and practices, and advising the Committee on 2017 pay-related matters.

The Committee’s compensation consultant provides various executive compensation services to the Compensation Committee. Generally, these services include advising the Compensation Committee on the principles of our executive compensation program and providing market information and analysis regarding the competitiveness of our program design and award values in relation to performance.

During 2016, the compensation consultants performed the following services for the Committee in addition to the executive compensation services noted above:

•	Developed a pay comparator group (peer group) of comparable-size insurance companies to assist in evaluating the competitiveness of total compensation of executive officers of the Company;
•	Conducted an evaluation of incentive compensation program design for executive officers;
•	Provided independent recommendations on incentive plan metrics;
•	Reviewed and provided independent recommendations on the annual and long-term incentive plan design;
•	Conducted an evaluation of the total compensation of executive officers of the Company (conducted in late 2016 for 2017);
•	Provided independent recommendations for CEO compensation; and
•	Reviewed CEO recommendations for the compensation of other executive officers with the Compensation Committee in executive session.

In addition, the consultants attended meetings of the Compensation Committee, as requested by the Compensation Committee Chair.

The NYSE has adopted guidelines for compensation committees to consider when identifying compensation committee advisor independence. The Compensation Committee reviewed these guidelines and determined that both Pearl Meyer and Board Advisory were independent consultants under these guidelines. This independence was confirmed in writing by the respective consultants. Neither consultant performed services for the Company other than those specific to Board Committee assignments regarding executive and non-employee director compensation.

Our management communicated with the consultants, and provided data to the consultants regarding our executive officers, but did not direct the consultants’ activities.

Benchmarking and Pay Comparison

When considering our compensation practices and levels, the Compensation Committee reviews the compensation practices and pay levels of the comparator group companies to determine market levels. The Compensation Committee periodically reviews the composition of our comparator group to ensure that the companies in the group are relevant for comparative purposes, and have executive positions with responsibilities and scope similar to ours. In order to identify an appropriate comparison group, the Compensation Committee and their consultant reviewed data for potential peers relating to revenue, market capitalization, and sector within the insurance industry. The Compensation Committee also considered business focus (such as title companies, property/casualty insurance companies, reinsurance companies, and similar companies within the insurance sector) and the relevance of the company as a peer based on a “peer of peers” comparison (including peer companies of the other publicly-held title companies).

During 2016, the consultant compiled compensation data from the comparator companies using proxy statements and other publicly filed documents. The consultant also provided published survey compensation data from multiple sources on a size-adjusted basis.

Prior to 2016, the Committee had established a peer group for purposes of pay comparison. In a review of pay practices conducted in 2016, the Committee selected a new pay comparator group consisting of companies that more closely matched the size of Stewart. The following companies comprise our group of pay comparator companies for 2016 and for 2017:

Company	Market Capitalization ($M)	Revenue ($M)	Former Peer Group	New Pay Comparator Group
Ambac Financial Group, Inc.	$1,015	$645		x
American National Insurance Company	$3,261	$3,017	x
Argo Group Int'l Hldgs, Ltd.	$1,996	$1,555		x
Aspen Insurance Hldgs Ltd	$3,389	$2,847		x
Crawford & Company	$573	NA	x
Donegal Group Inc.	$460	$688		x
EMC Insurance Group Inc.	$603	$645	x	x
Employers Holdings, Inc.	$1,190	$752	x	x
First American Financial Corporation	$4,290	$5,576	x
Hilltop Holdings Inc.	$2,777	$1,684	x
Horace Mann Educators Corp	$1,688	$1,129		x
Infinity Property & Casualty	$984	$1,484	x	x
Kemper Corporation	$2,242	$2,522	x	x
Maiden Holdings, Ltd.	$1,443	$2,573		x
MBIA Inc.	$1,391	$853		x
Mercury General Corp	$3,219	$3,228	x	x
MGIC Investment Corp	$3,652	$1,062		x
National General Holdings	$2,690	$2,511		x
National Interstate Corp	NA	$619		x
Navigators Group, Inc.	$1,628	$1,198	x	x
Old Republic International Corporation	$5,417	$5,900	x
OneBeacon Insur. Group	$1,525	$1,194		x
PHH Corporation	$664	$622	x
ProAssurance Corporation	$3,011	$772		x
Radian Group Inc.	$4,076	$1,238	x	x
RLI Corp.	$2,612	$827	x	x
Safety Insurance Group	$1,108	$798	x	x
Selective Insurance Group	$2,524	$2,284		x
State Auto Financial Corp	$1,087	$1,405	x	x
United Fire Group, Inc.	$1,048	$1,137	x	x
Old Peer Median	$1,628	$1,322	17
New Pay Comparator Group Median	$1,628	$1,166		24
Stewart Information Services, Inc.	$1,055	$2,007
STC Percentile Rank within New Group	18.9%	69.2%

Executive Compensation Risk Management

The Compensation Committee does not believe that the Company’s compensation policies and practices encourage excessive or unnecessary risk-taking by our executives and other employees. In fact, the Compensation Committee believes that our compensation program is designed with an appropriate mix of compensation to mitigate these risks. Practices include:

•	Setting base compensation for executives within reasonable ranges of our competitive market and rewarding executives through our STI and LTI plans for exceptional performance when the Company outperforms, which we believe aligns management’s interests with stockholders’ interests;
•	Utilizing financial, operational and individual performance measurements under the STI plan that require both objective and subjective performance determinations, with discretion retained by the Compensation Committee to consider any imprudent risk assumption that led to short-term gains and adjust the awards produced under such plan accordingly;
•	Incorporating performance-based long-term incentives, which encourage consistent behavior and reward long-term, sustained performance of the Company;
•	Prohibiting trading of derivatives or hedging by executive officers as required in the Company’s Security Trading and Investment Policy;
•	Employing a clawback policy to recover any wrongfully earned performance-based compensation, including stock-based awards, which is designed to deter and prevent detrimental behavior and to protect our investors from financial misconduct;
•	Regularly benchmarking our current compensation practices, policies and pay levels with our pay comparator group;
•	Requiring a mandatory forfeiture of grants of unvested equity upon a termination by the Company for cause; and
•	Ensuring that our executive compensation program is overseen by a committee of independent directors, who are advised as needed by both internal and external risk experts.

Elements of 2016 NEO Compensation

Base Salaries

We pay an annual base salary to each of our NEOs in order to provide them with a fixed rate of cash compensation that is “non-variable” during the fiscal year. In establishing base salaries, the Compensation Committee considers a variety of factors, including internal pay equity, operational performance as it relates to an executive’s level of duties and responsibilities applicable to the position held, and historical compensation information. We believe that this is critical to motivate and retain our executives who each have leadership talents and business expertise that make them attractive to other companies.

In connection with its annual review of executive compensation, the Compensation Committee increased certain NEO’s base salaries, effective January 1, 2016. These increases reflected the Compensation Committee’s evaluation of market data and the performance of the executives. The base salaries of each NEO are shown in the table below:

NEO	2015 Base Salary ($)	2016 Base Salary ($)	% Change
Matthew W. Morris	$500,000	$550,000	10.00%
J. Allen Berryman	$350,000	$375,000	7.14%
John L. Killea	$350,000	$375,000	7.14%
Steven M. Lessack	$400,000	$475,000	18.75%
David A. Fauth	$315,000	$350,000	11.11%

Short-Term Incentives

Short-Term Incentive Plan for 2016

The Compensation Committee believes STI compensation is an important part of a competitive compensation package and a necessary component in providing a competitive pay opportunity. Further, we believe our STI approach reinforces to our executives the importance of meeting our financial and strategic objectives.

Setting Target Award Opportunities

The Compensation Committee established a target award amount for each NEO as a percentage of base salary. This target is used at the end of the year as the base point for determining any actual earned award. In addition, a maximum award opportunity of 200% of target was established. The Compensation Committee sets the target award opportunities based on each NEO’s level of responsibilities and ability to impact our business results, as well as consideration of benchmarking data, as outlined on page 23. The 2016 target award opportunities were as follows:

NEO	STI Target (as a % of Base Salary)	STI Target ($)
Matthew W. Morris	100%	$550,000
J. Allen Berryman	50%	$187,500
John L. Killea	50%	$187,500
Steven M. Lessack	60%	$285,000
David A. Fauth	75%	$262,500

2016 Performance Metrics, Goals, Results and Bonus Payouts

The Compensation Committee established performance goals for each NEO for 2016, as well as the applicable weight for each of the goals, based on their respective roles within the organization. Our CEO and CFO’s STI bonus payouts are 100% dependent on the achievement of corporate goals. Our other NEOs’ STI bonus payouts are also dependent on the achievement of the same corporate goals as the CEO, but are further balanced with other business-specific goals that are more closely tied to their roles within the organization.

For 2016, our goals were based upon internal financial projections, an evaluation of the overall economic environment, a subjective assessment of market expectations, and specific tactics to support our strategy.

The following tables provide a breakdown of targeted award opportunities, metrics utilized to determine STI payout, performance results, and the actual STI payout for each NEO.

Corporate Goals — CEO and CFO

The table below provides a summary of the level of achievement and payout earned by our CEO and CFO under our STI program.

Corporate Goal	Performance Range			Actual Performance	Resulting Payout Factor [a]	Weight [b]	% of target Earned [a] x [b]
	Min	Target	Max
Modified EBITDA(1)	-30.00%	0.00%	20.00%	-12.38%	79.37%	40%	31.75%
Modified Pretax Margin(2)	3.15%	5.40%	9.26%	4.72%	84.88%	30%	25.46%
Modified Return on Equity(3)	5.09%	8.72%	14.95%	8.87%	102.42%	30%	30.73%
Combined Payout Factor							87.94%

(1)	Modified EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is calculated by adjusting EBITDA to remove the effect of investment and other gains (losses), as well as the effects of non-recurring, unusual and/or extraordinary items as determined by the Board of Directors of the Company, from EBITDA. The Performance Range of -30% to 20% denotes the deviation from Target performance with 0% being performance at Target.

(2)	Modified Pretax Margin is calculated by dividing modified pretax profits by modified gross revenues.
(3)	Modified Return on Equity is calculated by dividing modified net income attributable to Company, which is calculated by removing effect of certain items including, but not limited to, certain unusual income tax expense or benefit as determined by the Board of Directors of the Company, from net earnings attributable to Company, by modified average stockholders’ equity, which is calculated by subtracting accumulated other comprehensive income and accumulated non-controlling interest from stockholders’ equity.

Corporate and Business-Specific Goals — Other NEOs

The table below provides a summary of the level of achievement and payout earned by each of our NEOs, excluding our CEO and CFO, under our STI program. The STI payout for these NEOs is based on combination of Corporate Goals and Business-Specific Goals.

NEO	Business-Specific Goal	Performance Range			Actual Performance	Resulting Payout Factor [a]	Weight [b]	% of target Earned [a] x [b]
		Min	Target	Max
John L. Killea	Modified EBITDA(1)	-30.00%	0.00%	20.00%	-12.38%	79.37%	24%	19.05%
	Modified Pretax Margin(2)	3.15%	5.40%	9.26%	4.72%	84.88%	18%	15.28%
	Modified Return on Equity(3)	5.09%	8.72%	14.95%	8.87%	102.42%	18%	18.44%
	Project Attainment(4)	65.00%	80.00%	95.00%	100.00%	200.00%	30%	60.00%
	Budget Attainment(5)	5.00%	0.00%	-5.00%	-6.20%	200.00%	10%	20.00%
Combined Payout Factor								132.76%
Steven M. Lessack	Modified EBITDA(1)	-30.00%	0.00%	20.00%	-12.38%	79.37%	30%	23.81%
	Modified Pretax Margin(2)	3.15%	5.40%	9.26%	4.72%	84.88%	15%	12.73%
	Modified Return on Equity(3)	5.09%	8.72%	14.95%	8.87%	102.42%	15%	15.36%
	Modified Operating Revenue Improvement(6) – International Operations, Commercial Services, Specialty Services, Specialty Insurance & Risk Management and Asset Preservation	-20.17%	14.04%	36.85%	4.30%	85.72%	10%	8.57%
	Modified EBITDA(1) – International Operations, Commercial Services, Specialty Services, Specialty Insurance & Risk Management and Asset Preservation	25.67%	36.68%	44.01%	30.30%	71.12%	30%	21.34%
Combined Payout Factor								81.81%
David A. Fauth	Modified EBITDA(1)	-30.00%	0.00%	20.00%	-12.38%	79.37%	30%	23.81%
	Modified Pretax Margin(2)	3.15%	5.40%	9.26%	4.72%	84.88%	15%	12.73%
	Modified Return on Equity(3)	5.09%	8.72%	14.95%	8.87%	102.42%	15%	15.36%
	Modified Operating Revenue Improvement(6) – Title & Escrow Fulfillment Services, Direct Operations Core Retail, and Relocation Services	-28.97%	1.47%	21.77%	1.95%	102.40%	10%	10.24%
	Modified EBITDA(1) – Title & Escrow Fulfillment Services, Direct Operations Core Retail, and Relocation Services	17.10%	24.44%	29.32%	21.45%	79.60%	30%	23.88%
Combined Payout Factor								86.03%

(1)	Modified EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is calculated by adjusting EBITDA to remove the effect of investment and other gains (losses), as well as the effects of non-recurring, unusual and/or extraordinary items as determined by the Board of Directors of the

Company, from EBITDA. The Performance Range of -30% to 20% denotes the deviation from Target performance with 0% being performance at Target.
(2)	Modified Pretax Margin is calculated by dividing modified pretax profits by modified gross revenues. Modifications remove the effect of investment and other gains (losses), as well as the effects of non-recurring, unusual and/or extraordinary items as determined by the Board of Directors of the Company.
(3)	Modified Return on Equity is calculated by dividing modified net income attributable to Company by modified average stockholders’ equity, which is calculated by subtracting accumulated other comprehensive income and accumulated non-controlling interest from stockholders’ equity. Modifications remove the effect of investment and other gains (losses), as well as the effects of non-recurring, unusual and/or extraordinary items as determined by the Board of Directors of the Company.
(4)	Project Attainment is measured by the percentage completion of the annual strategic initiatives assigned to the specific executive as assessed by the CEO and as approved by the Compensation Committee.
(5)	Budget Attainment is the percentage variance between actual expenses and budget expenses for service center executives.
(6)	Modified Operating Revenue Improvement is calculated by dividing the year-over-year change in Modified Operating Revenue by the prior year Modified Operating Revenue. Modified Operating Revenue is calculated by adjusting Operating Revenue to remove the effect of investment and other gains (losses), as well as the effects of non-recurring, unusual and/or extraordinary items as determined by the Board of Directors of the Company.

Calculating STI Payout

Actual STI award for each of our NEOs is calculated by combining the weighted payout factors for Corporate Goals and Business-Specific Goals, and multiplying the combined factor by each NEO’s target STI opportunity — as shown in the table below:

	Corporate Goals			Business-Specific Goals
NEO	Payout Factor	Times Weight	[a] Equals Corp. Factor	Payout Factor	Times Weight	[b] Equals Bus. Factor	[a] + [b] Percent of Target Earned	Times Target STI Opportunity	Equals Actual STI Award
Matthew W. Morris	87.94%	100%	87.94%	—	—	—	87.94%	$550,000	$483,658
J. Allen Berryman	87.94%	100%	87.94%	—	—	—	87.94%	$187,500	$164,883
John L. Killea	87.94%	60%	52.76%	200.00%	40%	80.00%	132.76%	$187,500	$248,930
Steven M. Lessack	86.51%	60%	51.91%	74.77%	40%	29.91%	81.81%	$285,000	$233,167
David A. Fauth	86.51%	60%	51.91%	79.66%	40%	31.86%	86.03%	$262,500	$225,846

Long-Term Incentives

Long-Term Incentive Plan for 2016

We believe that long-term incentives that balance performance-based opportunities with service-based restrictions help us achieve alignment of stockholder and executive interests by rewarding NEOs for the creation of sustained stockholder value and providing us with a means to retain and motivate high-caliber executives needed to attain our desired performance goals.

Over the last several years, our approach to long-term incentives has evolved with our business strategy, feedback from our stockholders, and market trends. For 2016, we continued to place the heaviest emphasis on performance-based incentives, with two-thirds of the overall annual award vesting contingent upon the achievement of specified financial goals over a three-year performance period. The remaining third of the award is provided in the form of time-based restricted shares that vest ratably in annual increments throughout the performance period based on continued service.

Performance-Based Incentive Award

The Compensation Committee believes both relative and absolute metrics provide appropriate goals for our long-term incentive awards. Performance-based incentive awards use both a relative total stockholder return (“TSR”) metric versus the Russell 2000 Financial Services Index Companies (“Comparative Group”) and an absolute earnings per share (“EPS”) growth metric. Each metric counts equally in the annual LTI plan for 2016.

The following table shows the percentage of 2016 performance-based shares that will vest based on the level of performance achieved. No performance-based shares will vest if performance does not exceed the threshold level. Fifty-percent of the shares will vest if threshold performance is achieved, 100% will vest if target performance is achieved, and 200% of the shares will vest if maximum performance is achieved. Vesting is capped at 200% in the case of maximum performance:

2016 Performance-Based Incentive Award*
	TSR vs. Comparative Group 50% of Performance-Based Award		EPS Growth 50% of Performance-Based Award
	Level of Performance Achieved	Percentage of TSR Portion Vesting	Level of Performance Achieved	Percentage of EPS Portion Vesting
Threshold	40th percentile	50%	5%	50%
Target	60th percentile	100%	10%	100%
Maximum	100th percentile	200%	15%	200%

*	Performance between performance levels will be interpolated.

Time-Based Incentive Award

Time-based incentive awards, granted in the form of restricted stock, are intended to encourage the retention of our NEOs, while providing a continuing incentive to increase stockholder value since the realized value of the award will depend on the Company’s share price at the time an award vests. This award receives a one-third weighting in the annual LTI plan for 2016.

Time-based restricted stock vests in equal annual installments over three years from the date of the award grant. NEOs must be actively employed through the three-year vesting period in order to earn the full award. At each vesting date, any awards earned are settled in shares of SISCO Common Stock.

2016 Target Award Grants

The target award values of the long-term incentives awarded to each of our NEOs was expressed as a percentage of base salary as follows:

NEO	Target LTI (as a % of Base Salary)	Target LTI at Grant
		TSR Performance Shares ( 1/3)	EPS Performance Shares ( 1/3)	Time-Based Restricted Shares ( 1/3)	Total Value ($)
Matthew W. Morris	200%	9,821	9,821	9,821	$1,099,854
J. Allen Berryman	85%	2,845	2,845	2,845	$318,612
John L. Killea	85%	2,845	2,845	2,845	$318,612
Steven M. Lessack	50%	2,120	2,120	2,120	$237,419
David A. Fauth	60%	1,874	1,874	1,874	$209,869

The target number of shares is based on the target value divided by closing price of the stock ($37.33 on 12/31/2015) on the trading day before the grant date (01/01/2016).

2016 Special CEO Award Grant

In addition to the awards set forth above, and as an additional incentive to outperform the Company’s business plan, our CEO was given a special one-time grant of 15,000 performance shares tied to achieving a specific level of earnings per share (“EPS”). The award will vest 100% if EPS equals or exceeds $4.00 as of the end of any calendar years of 2016, 2017, or 2018. None of the shares will vest if EPS never equals or exceeds $4.00 during this three year period.

Using a closing stock price on 12/31/2015 of $37.33, this grant has a value of $559,950.

2014 Performance Share Grants

In 2014, our NEOs were granted TSR performance share awards which could be earned based upon our TSR performance relative to the companies in the Russell 2000 Financial Services Index through the end of 2016. Based upon our performance at the 50.25th percentile of the index through the end of 2016, our NEOs earned a payout at 76.75% of target for those awards, as summarized below:

NEO	Target Number of TSR Performance Shares	Payout Factor (% of Target)	Number of Shares Earned
Matthew W. Morris	8,053	76.75%	6,180
J. Allen Berryman	2,830	76.75%	2,172
John L. Killea	2,693	76.75%	2,066
Steven M. Lessack	2,250	76.75%	1,726
David Fauth	652	76.75%	500

In 2014, our NEOs were granted performance share awards tied to Earnings Per Share (EPS), which was one-third of their total target long-term incentive award, and one half of their performance based incentive award, which could be earned based upon our performance against pre-determined modified EPS growth targets, through the end of 2016. Based upon our performance of an EPS compounded annual growth rate of -10.72% through the end of 2016, our NEOs earned a payout at 0% of target for those awards, as summarized below:

NEO	Target Number of EPS Performance Shares	Payout Factor (% of Target)	Number of Shares Earned
Matthew W. Morris	8,053	0%	0
J. Allen Berryman	2,829	0%	0
John L. Killea	2,692	0%	0
Steven M. Lessack	2,249	0%	0
David Fauth	652	0%	0

2014 KEEP Awards

In 2014, our NEOs were granted a one-time “challenge” performance share award under the Key Employee Equity Plan (KEEP). The plan performance period for KEEP was January 2, 2014 through December 31, 2016 and was based on achievement of an aggressive threshold of $5 EPS. Performance shares would vest immediately if performance levels were met. If the $5 EPS threshold was not achieved by December 31, 2016, there would be no payout under this plan. These have subsequently expired with no shares earned.

Other Practices, Policies and Guidelines

Stock Ownership Guidelines

The Compensation Committee bases a large part of its compensation philosophy on aligning the interests of our executives with those of our stockholders. In 2017 the Company changed its stock ownership guidelines, as presented below.

Stock Ownership Guidelines — Required Ownership as a Multiple of Salary

	2016	2017
CEO	6.0x	5.0x
Other NEOs	0.3x – 1.0x	2.0x

These levels of ownership must be achieved within a five-year period from the latter of the date the guidelines became effective or the time an individual becomes an executive officer.

The Compensation Committee annually monitors whether the executives have appropriate stock ownership requirements based on their incentive plan targets and stock price, and adjusts the requirements accordingly. In addition, they monitor whether the executives have satisfied or are making progress toward satisfying the stock ownership guidelines. In making this determination, the Compensation Committee considers Common Stock deemed to be held in the Stewart 401(k) Savings Plan, Common Stock beneficially owned by the executive (but excluding options whether or not exercisable), and time-based restricted stock granted to the executive.

As of December 31, 2016, each NEO had achieved the former stock ownership guidelines. The new guidelines, implemented in 2017, result in the CEO and the CFO having achieved the ownership levels.

Equity Award Policies

The Compensation Committee has a policy against making equity grants to our executives until any material non-public information has been disclosed to the public.

Clawback Policy

The Company and the Board reserve the right to recover (or “clawback”) from certain current and/or former key employees any wrongfully earned performance-based compensation, including stock-based awards, under the following circumstances:

•	There is a restatement of Company financials due to material noncompliance with any financial reporting requirement;
•	The Board determines that the current or former employee has willfully committed an act of fraud, dishonesty or recklessness in the performance of his or her duties that contributed to the noncompliance that resulted in the requirement to restate Company financials; and
•	The cash incentive or performance-based equity compensation would have been less valuable than what was actually awarded or paid based upon the application of the correct financial results.

These provisions are designed to deter and prevent detrimental behavior and to protect our investors from financial misconduct.

Health and Welfare Plans

Our executives, along with all other associates, are eligible to participate in our medical, dental, vision, life, accidental death and disability, long-term disability, short-term disability, and other applicable employee benefits. In addition, our executives and other key personnel are provided an executive benefit plan that consists of additional company-paid long-term disability and group variable life insurance basic coverage.

Defined Contribution Plan

The primary tax qualified long-term compensation plan we have for our employees in the United States is the Stewart 401(k) Savings Plan. Our executives also participate in this plan on the same terms as our other associates.

Deferred Compensation Plan

The Deferred Compensation Plan is a nonqualified, elective, deferred compensation plan designed to supplement any existing qualified plans and provide an extra financial benefit to key personnel and highly compensated employees. The Company supports this plan as an additional method for key personnel and highly compensated employees to plan for retirement. The Company established the Stewart Information Services Corporation 1999 Salary Deferred Compensation Plan (“the Deferred Compensation Plan”), effective January 1, 1999, and amended and restated it on January 1, 2005, in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the final regulations (T.D. 9321) thereunder, and further amended and restated it on August 27, 2009. Assets are held in a separate rabbi trust to pay plan benefits. Rabbi trust assets are subject to the claims of creditors of the Company in the event of bankruptcy. The following NEOs were active in this plan for 2016: Matthew W. Morris and David A. Fauth.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid in excess of $1,000,000 per year. The 2016 compensation program is intended to be deductible by the Company. Even though the Company believes it is currently in compliance with Section 162(m), there may be instances when certain awards cannot be designed, or otherwise fail, to satisfy the requirements of Section 162(m) and may not be deductible.

Executive Employment Agreements

The Board has approved, based on the recommendation of the Compensation Committee, the provision of certain post-termination benefits to our executive officers to obtain the benefits of their services and attention to our affairs. In exchange for the benefits we provide under each agreement, our executive officers are required to agree to certain confidentiality, non-competition and cooperation covenants, which our Compensation Committee believes are valuable to us when an executive’s employment terminates. In addition, the Compensation Committee believes that we should provide an inducement for our executive officers to remain in the service of our Company in the event of any proposed or anticipated change in control of our Company in order to facilitate an orderly transition, without placing the executive in a position where he or she is concerned about being terminated without compensation in connection with such a transaction.

The employment agreements articulate the terms and conditions of an executive’s employment with the Company, including termination provisions and applicable restrictive covenants. Generally, each agreement contains the following provisions:

•	Term: initial three-year employment term for the CEO and one-year employment term for all other executives. Following the completion of the initial term, each agreement will automatically be extended annually for one-year terms, unless at least ninety days prior to the applicable renewal date either party gives written notice that the term should not be further extended after the next termination date.
•	Salary: initial minimum base salary, subject to annual review and increase by the Board.
•	STI and LTI Participation: opportunity to participate in the Company’s STI and LTI are subject to annual review by the Compensation Committee. No agreements include any guaranteed amounts under either our STI or LTI, except as set forth in any accelerated vesting provisions of the respective agreements.
•	Benefit Plan Participation: opportunity to participate in other Benefits offered to employees such as group life, medical plan, and other so called “fringe benefits.”
•	Perquisites: perquisites are limited to car allowance, normal paid association and membership dues as needed for the position, executive development up to $5,000, additional executive life insurance for all NEOs, and country club dues for the CEO.
•	Severance and Change in Control Provisions: described in more detail in the “Potential Payments upon Termination or Change in Control” section, starting on page 37. Based on a review of peer group practices by Pearl Meyer, it was determined that the multiples for base salary in the event of termination under Change in Control were below market. The Compensation Committee approved this change in principle to 3x for the CEO and 2x for the other NEOs on January 22, 2015.
•	Additional Stockholder-Friendly Requirements: minimum Company stock ownership requirements and restricted covenants including confidentiality, non-competition, and non-solicitation.

The Committee believes the employment agreements provide assurance to the NEOs by articulating employment terms not subject to change except by annual action.

EXECUTIVE COMPENSATION

Summary of Compensation

The following table summarizes compensation information for each of our NEOs for the three years ended December 31, 2016, for each year they were NEOs.

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($)(2)(3) (e)	Non-Equity Incentive Plan Compensation ($)(4) (g)	Change in Defined Benefit Plan Value & Nonqualified Deferred Compensation Earnings ($)(5) (h)	All Other Compensation ($)(6) (i)	SEC Total ($) (j)
Matthew W. Morris Chief Executive Officer	2016	550,000		1,659,804	483,658		59,609	2,753,071
	2015	500,000		874,959	520,164		69,716	1,964,839
	2014	450,000		3,487,494		1,051	24,157	3,962,702
J. Allen Berryman(7) Chief Financial Officer	2016	375,000		318,612	164,883		29,476	887,971
	2015	350,000		297,468	185,754		33,764	866,986
	2014	325,500		2,229,673	58,113		12,615	2,625,901
John L. Killea Chief Legal Officer	2016	375,000		318,612	248,930		60,186	1,002,728
	2015	350,000		297,468	231,124		65,124	943,716
Steven M. Lessack(8) Group President	2016	475,000	125,000	237,419	233,167		396,919	1,467,505
	2015	400,000		220,018	318,695		285,245	1,223,958
	2014	400,000		2,620,002	190,526		187,544	3,398,072
David A. Fauth Group President	2016	350,000		209,869	225,846		10,674	796,389

(1)	Represents a bonus for repatriation back to the U.S. for Mr. Lessack.
(2)	Represents grant date fair value of stock awards granted in the designated year completed in accordance with FASB ASC Topic 718. For additional information regarding such computations and any related assumptions, see Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. More information on fiscal 2016 Stock Awards is set forth in “Compensation Discussion and Analysis — Elements of 2016 NEO Compensation — Long-term Incentives” on page 28 and in “Grants of Plan-Based Awards” below. The grant date fair value is the closing price of the stock ($37.33 on 12/31/2015) on the trading day before the grant date (01/01/2016). For Mr. Morris, this also includes the special one-time award in 2016 tied to achieving an EPS of at least $4.00 in calendar years 2016, 2017, or 2018. This grant consists of 15,000 performance shares with a grant value of $559,950 if performance is achieved.
(3)	Stock awards in 2014 include the value of a one-time “challenge” Performance Share Award under the Key Employee Equity Plan (KEEP). The plan performance period for the KEEP was January 1, 2014 through December 31, 2016. The award was only earned upon achievement of an earnings per share threshold of $5 by December 31, 2016. The $5.00 EPS goal was not achieved by December 31, 2016 and all shares were forfeited.
(4)	The dollar amounts listed represent cash incentive awards paid to the NEOs. More information on fiscal 2016 Non-Equity Incentive Plan Compensation is set forth in “Compensation Discussion and Analysis — Elements of 2016 Named Executive Officer Compensation,” and “Compensation Discussion and Analysis — 2016 Performance Metrics, Goals, Results, and Bonus Payouts.”
(5)	No NEO realized nonqualified deferred compensation plan earnings in 2016 that were above market (greater than 120% of the applicable federal long-term rate). More information may be found in the “Nonqualified Deferred Compensation” table below.
(6)	See the following table captioned “All Other Compensation.”

(7)	On February 9, 2017, the Company announced that its Chief Financial Officer, Allen Berryman, had announced his plans to retire from the Company. Mr. Berryman will remain with the Company through the transition to his successor.
(8)	Effective Jan 30, 2017, Mr. Lessack relinquished his duties on senior management's executive team and is no longer an executive officer. He will continue to serve in his current position and report to our Chief Operating Officer, Timothy Okrie.

All Other Compensation

Item	Matthew W. Morris	J. Allen Berryman	John L. Killea	Steven M. Lessack	David A. Fauth
Other Compensation
Life insurance premiums(1)	1,169	4,937	33,897	40,445	2,696
Long-term disability insurance premiums	4,154	5,913	6,961	6,680	5,835
Restricted stock dividends(2)	33,211	11,426	10,928	9,028	2,143
Cost of living adjustment related to foreign assignment(3)				17,349
Taxes related to foreign assignment(3)				281,999
Tax equalization related to foreign assignment(3)				16,559
Tax return preparation(3)				11,859
Perquisites
Personal use of company-owned auto or car allowance	12,400	7,200	8,400	13,000
Country club dues	8,675
Totals	$59,609	$29,476	$60,186	$396,919	$10,674

(1)	A bonus for life insurance premiums for Mr. Killea includes $5,284 for executive group variable universal life insurance, and $28,613 for split dollar insurance. A bonus for life insurance premiums for Mr. Lessack includes $7,848 for group variable universal life insurance, and $32,597 for split dollar insurance.
(2)	Includes dividends paid in cash (on 2014 grant that vested December 31, 2016) as well as accumulated dividends that were payable upon vesting (on 2016 time based grant that vested on December 31, 2016) as follows: Matthew W. Morris: $29,284(cash)/$3,928 (accumulated); J. Allen Berryman: $10,289 (cash)/$1,138 (accumulated); John L. Killea: $9,791 (cash)/$1,138 (accumulated); David Fauth: $1,394 (cash)/$749 (accumulated); Steven M. Lessack: $8,180 (cash)/$847 (accumulated).
(3)	These amounts for Steven M. Lessack are in relation to working outside the home country.

Grants of Plan-Based Awards

The following table sets forth information concerning individual grants of plan-based equity and non-equity awards for the year ended December 31, 2016.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock and Option Awards ($) (l)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Matthew W. Morris	1/1/2016(1)	275,000	550,000	1,100,000
	1/1/2016(2)				9,821	19,642	39,284		733,236
	1/1/2016(3)					15,000			559,950
	1/1/2016(4)							9,821	366,618
J. Allen Berryman	1/1/2016(1)	93,750	187,500	375,000
	1/1/2016(2)				2,845	5,690	11,380		212,408
	1/1/2016(4)							2,845	106,204
John L. Killea	1/1/2016(1)	93,750	187,500	375,000
	1/1/2016(2)				2,845	5,690	11,380		212,408
	1/1/2016(4)							2,845	106,204
Steven M. Lessack	1/1/2016(1)	142,500	285,000	570,000
	1/1/2016(2)				2,120	4,240	8,480		158,279
	1/1/2016(4)							2,120	79,140
David A. Fauth	1/1/2016(1)	131,250	262,500	525,000
	1/1/2016(2)				1,874	3,748	7,496		139,913
	1/1/2016(4)							1,874	69,956

(1)	Reflects 2016 Short-term Incentive Award. More information on fiscal 2016 Non-Equity Incentive Plan Awards is set forth in “Compensation Discussion and Analysis — 2016 Performance Metrics, Goals, Results, and Bonus Payouts.”
(2)	Reflects Long-term Performance Share Award. More information on fiscal 2016 Equity Incentive Plan Awards is set forth in “Compensation Discussion and Analysis — Long-Term Incentive Plan for 2016.” The grant date fair value is the closing price of the stock ($37.33 on 12/31/2015) on the trading day before the grant date (01/01/2016).
(3)	Reflects a special one-time award in 2016 tied to achieving an EPS of at least $4.00 in calendar years 2016, 2017, or 2018. This grant consists of 15,000 performance shares. More information on fiscal 2016 Equity Incentive Plan Awards is set forth in “Compensation Discussion and Analysis — Long-Term Incentive Plan for 2016.”
(4)	Reflects Long-term Incentive Restricted Stock Award. More information on fiscal 2016 Equity Incentive Plan Awards is set forth in “Compensation Discussion and Analysis — Long-Term Incentive Plan for 2016.” The grant date fair value is the closing price of the stock ($37.33 on 12/31/2015) on the trading day before the grant date (01/01/2016).

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Matthew W. Morris	1,600	32,976	18,750	850,210
J. Allen Berryman			6,835	303,925
John L. Killea			5,788	266,711
Steven M. Lessack			4,750	218,880
David A. Fauth			2,286	105,338

The following table sets forth certain information concerning the outstanding equity awards held by each of our NEOs for the year ended December 31, 2016.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Other Rights That Have Not Vested ($) (j)
Matthew W. Morris(1)				14,422	664,566	50,390	2,321,971
J. Allen Berryman(1)				4,574	210,770	11,044	508,908
John L. Killea(1)				4,574	210,770	11,044	508,908
Steven M. Lessack(1)				3,394	156,396	8,200	377,856
David A. Fauth(1)				3,602	165,980	7,150	329,472

(1)	Represents performance-based and time-vested restricted stock awards granted in 2015 and 2016. The shares granted in 2014 have a vesting date of December 31, 2016. The closing price on 12/30/2016, the last trading day in 2016, was $46.08. The shares granted in 2015 have a vesting date of December 31, 2017. For Mr. Morris, this includes a special one-time award in 2016 tied to achieving an EPS of at least $4.00 in calendar years 2016, 2017, or 2018. This grant consists of 15,000 performance shares.

Nonqualified Deferred Compensation Plans

The Company established the Stewart Information Services Corporation 1999 Salary Deferred Compensation Plan (the “Deferred Compensation Plan”), effective January 1, 1999, and amended and restated on August 27, 2009. The Deferred Compensation Plan is a nonqualified deferred compensation plan maintained primarily to provide deferred compensation benefits for a select group of management or highly compensated employees. Assets are held in a separate rabbi trust to pay plan benefits. Rabbi trust assets are subject to the claims of creditors of the Company in the event of bankruptcy. The following NEOs participated in the Deferred Compensation Plan in 2016: Matthew W. Morris and David A. Fauth.

Nonqualified Deferred Compensation

Name (a)	Executive Contributions in Last Fiscal Year ($) (b)	Company Contributions in Last Fiscal Year ($) (c)	Aggregate Earnings in Last Fiscal Year ($) (d)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($) (e)	Aggregate Balance at Last Fiscal Year-End ($) (f)
Matthew W. Morris	30,336		6,950		88,283
John L. Killea			8,055		125,592
David A. Fauth	16,004		4,747		72,073

Potential Payments upon Termination or Change in Control

Each of the executives (or their beneficiaries) would be entitled to certain payments upon termination of employment. In the case of death, these would include the following “Accrued Amounts”:

•	Any portion of the executive’s accrued but unpaid base salary and accrued but unused vacation time that shall have been earned prior to the termination but not yet paid;
•	Any short-term incentive and long-term incentive payments for the prior fiscal year that shall have been earned prior to the termination and not yet paid;
•	Any employee benefits (401(k) Plan) that have vested as of the date of termination as a result of participation in any of the Company’s benefit plans; and
•	Any expenses with respect to which they are entitled to reimbursement.

In addition, the executive would generally be entitled to an amount equal to the executive’s STI target for the fiscal year the death occurs, pro-rated for the number of full months of employment completed in that fiscal year.

In the case of disability resulting in the executive’s termination of employment, the executive is generally entitled to:

•	Accrued Amounts;
•	An extension of medical and dental benefits at the employee rate for up to 12 months; and
•	An amount equal to the executive’s STI target for the fiscal year the disability occurs, pro rated for the number of full months of employment completed in that fiscal year;

In the case of retirement and in exchange for a general release of claims, the executive is generally entitled to:

•	Accrued Amounts;
•	Twelve to twenty-four months of base salary (2x base for CEO; 1x base for all other executives);
•	A continuation of the employer paid portion of medical benefits for up to 12 months under COBRA;
•	All unvested time-based long-term incentive compensation according to the vesting schedule;
•	All unvested performance-based long-term incentive compensation vested on a pro-rata basis at the end of the performance period, based on actual results compared to target objectives at the end of the incentive period, provided threshold performance objectives are achieved.

In the case of involuntary termination without “Cause” or in the case of voluntary termination by the executive for “Good Reason” in exchange for a general release of claims, the executive is generally entitled to:

•	Accrued Amounts;
•	Twelve to thirty-six months of base salary (3x base for CEO; 1x base for all other executives);
•	A continuation of the employer paid portion of medical benefits for up to 12 months under COBRA;
•	All unvested time-based long-term incentive compensation according to the vesting schedule if executive was actively employed at least 25% of the applicable performance period;
•	All unvested performance-based long-term incentive compensation vested on a pro-rata basis at the end of the performance period, based on actual results compared to target objectives at the end of the incentive period, provided threshold performance objectives are achieved; and
•	Outplacement services not to exceed $10,000.

In case of termination in connection with a change in control, in exchange for a general release of claims, the executive is generally entitled to:

•	Accrued Amounts;
•	Twenty-four to thirty-six months of base salary (3x base for CEO; 2x base for all other executives), plus target short term incentive;
•	Two or three times the annual short-term incentive plan target (3x target for CEO; 2x target for all other executives);
•	A continuation of the employer paid portion of medical benefits for up to 12 months under COBRA;
•	All unvested long-term incentive compensation becomes fully vested at target and unrestricted as a result of this type of termination; and
•	Outplacement services not to exceed $10,000.

All executives are required to sign a confidentiality, non-competition and non-solicitation agreement. If executive violates the provisions, the executive forfeits any unvested awards and incentive plan benefits.

Matt Morris	Retirement ($)	Involuntary Termination Without Cause or Termination for Good Reason ($)	For Cause Termination ($)	Termination in Connection with a Change in Control ($)	Change in Control ($)	Disability ($)	Death ($)
Cash Severance	1,100,000	1,650,000	0	1,650,000	0	0	0
Nonequity Incentive Compensation	0	1,650,000	0	1,650,000	0	550,000	550,000
Performance Shares and Restricted Stock	2,333,491	2,333,491	0	2,986,537	2,986,537	2,333,491	2,333,491
Continuation of Insurance Benefits	16,523	16,523	0	16,523	0	16,523	0
Excise Tax Gross-Up	0	0	0	0	0	0	0
Outplacement	0	10,000	0	10,000	0	0	0
Total	3,450,014	5,660,014	0	6,313,060	2,986,537	2,900,014	2,883,491

J. Allen Berryman	Retirement ($)	Involuntary Termination Without Cause or Termination for Good Reason ($)	For Cause Termination ($)	Termination in Connection with a Change in Control ($)	Change in Control ($)	Disability ($)	Death ($)
Cash Severance	375,000	375,000	0	750,000	0	0	0
Nonequity Incentive Compensation	0	0	0	375,000	0	187,500	187,500
Performance Shares and Restricted Stock	591,160	591,160	0	719,677	719,677	591,160	591,160
Continuation of Insurance Benefits	11,008	11,008	0	11,008	0	11,008	0
Excise Tax Gross-Up	0	0	0	0	0	0	0
Outplacement	0	10,000	0	10,000	0	0	0
Total	977,168	987,168	0	1,865,685	719,677	789,668	778,660

John L. Killea	Retirement ($)	Involuntary Termination Without Cause or Termination for Good Reason ($)	For Cause Termination ($)	Termination in Connection with a Change in Control ($)	Change in Control ($)	Disability ($)	Death ($)
Cash Severance	375,000	375,000	0	750,000	0	0	0
Nonequity Incentive Compensation	0	0	0	375,000	0	187,500	187,500
Performance Shares and Restricted Stock	591,160	591,160	0	719,677	719,677	591,160	591,160
Continuation of Insurance Benefits	10,375	10,375	0	10,375	0	10,375	0
Excise Tax Gross-Up	0	0	0	0	0	0	0
Outplacement	0	10,000	0	10,000	0	0	0
Total	976,536	986,536	0	1,865,053	719,677	789,036	778,660

Steven M Lessack	Retirement ($)	Involuntary Termination Without Cause or Termination for Good Reason ($)	For Cause Termination ($)	Termination in Connection with a Change in Control ($)	Change in Control ($)	Disability ($)	Death ($)
Cash Severance	475,000	475,000	0	950,000	0	0	0
Nonequity Incentive Compensation	0	0	0	570,000	0	285,000	285,000
Performance Shares and Restricted Stock	438,712	438,712	0	534,252	534,252	438,712	438,712
Continuation of Insurance Benefits	5,911	5,911	0	5,911	0	5,911	0
Excise Tax Gross-Up	0	0	0	0	0	0	0
Outplacement	0	10,000	0	10,000	0	0	0
Total	919,624	929,624	0	2,070,163	534,252	729,624	723,712

David Fauth	Retirement ($)	Involuntary Termination Without Cause or Termination for Good Reason ($)	For Cause Termination ($)	Termination in Connection with a Change in Control ($)	Change in Control ($)	Disability ($)	Death ($)
Cash Severance	350,000	350,000	0	700,000	0	0	0
Nonequity Incentive Compensation	0	0	0	525,000	0	262,500	262,500
Performance Shares and Restricted Stock	411,756	411,756	0	495,452	495,452	411,756	411,756
Continuation of Insurance Benefits	16,523	16,523	0	16,523	0	16,523	0
Excise Tax Gross-Up	0	0	0	0	0	0	0
Outplacement	0	10,000	0	10,000	0	0	0
Total	778,279	788,279	0	1,746,975	495,452	690,779	674,256

Compensation of Directors

Our directors received fees as follows during the year ended December 31, 2016:

Director Compensation

Name (a)	Fees Earned or Paid in Cash ($) (b)		Bonus ($)		Stock Awards(1) ($) (c)		Change in Defined Benefit Plan Value and Nonqualified Deferred Compensation Earnings ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	All Other Compensation ($) (g)		Total ($) (h)
Arnaud Ajdler	110,000				60,000				3,000		173,000
Thomas G. Apel	155,250				60,000	(2)			5,000		220,250
C. Allen Bradley(3)	13,150				19,726						32,876
James Chadwick	102,000				60,000				4,000		166,000
Glenn C. Christenson	119,250				60,000				4,000		183,250
Robert L. Clarke	74,250				106,000						180,250
Frederick H. Eppinger(3)	13,150				19,726						32,876
Frank Keating(3)	76,000				106,000				5,000		187,000
Laurie C. Moore(3)	123,000				60,000						183,000
Malcolm S. Morris(4)	275,000	(5)	150,000	(6)					1,980,435	(7)	2,405,435
Stewart Morris, Jr.(4)	275,000	(5)	150,000	(6)					1,700	(7)	426,700
Clifford Press(4)	34,000				32,400				1,000		67,400

(1)	The annual stock award to non-management directors elected at the 2016 annual meeting of stockholders was valued based on the market value per share of Common Stock at the close of business on the first business day following the 2016 annual meeting. The annual stock retainer for directors elected subsequent to the 2016 annual meeting was prices as of the date of appointment, and prorated from date of appointment until the 2017 annual meeting of stockholders.
(2)	In 2015, in addition to his annual stock Board retainer of $60,000, we paid Mr. Apel an additional stock bonus of $100,000 for his additional workload and settlement negotiations in connection with a potential proxy contest.
(3)	On December 28, 2016, Laurie C. Moore and Governor Frank Keating resigned from the Board of Directors and the Board of Directors appointed C. Allen Bradley and Frederick H. Eppinger as new directors of the Company.
(4)	On October 17, 2016, Malcolm S. Morris and Stewart Morris, Jr., resigned from the Board of Directors in connection with the Company’s settlements with Starboard and Foundation, and, concurrent therewith, the Board appointed Matthew W. Morris and Clifford Press as directors.
(5)	Malcolm S. Morris and Stewart Morris, Jr. received salaries under their employment agreements with the Company in lieu of SISCO’s director fees.
(6)	Malcolm S. Morris and Stewart Morris, Jr. received transition incentive payments under their employment agreements with the Company. More information may be found under “Compensation of Malcolm S. Morris and Stewart Morris, Jr.” in this section.
(7)	As more fully described in our 2016 proxy statement, the Company paid $1.98 million to Malcolm S. Morris in settlement of certain claims related to his split-dollar life insurance policy. The anticipated deadline for settlement of certain claims related to a split dollar life insurance policy for Stewart Morris, Jr. as disclosed in the Company’s 2016 proxy statement has been extended and negotiations are pending at this time.

Compensation for our non-management directors for 2016 consisted of: cash compensation, consisting of annual retainers for all Board members and Committee Chairs, equity compensation consisting of stock awards, and certain other compensation. Each of the current components of our non-management director compensation is described in more detail below. In 2016, we paid an annual retainer to Board members and Committee Chairs as follows:

•	Annual cash Board retainer of $40,000
•	Annual stock Board retainer of $60,000, which is fully vested at the time of grant
•	Annual cash Chairman of the Board retainer of $70,000
•	Annual cash Committee Chair retainers in the following amounts:
º	Executive[1] — $10,000
º	Audit — $15,000
º	Compensation — $10,000
º	Nominating and Corporate Governance — $10,000

Meeting fees in the following amounts:

º	Board of Directors — $3,000 in-person/$2,000 telephonic
º	Audit — $2,500
º	Compensation — $2,000
º	Nominating and Corporate Governance — $2,000

Directors have the option to take the entire retainer in stock. They must notify the Secretary of such election by January 31 of each year. If they choose this option, they will be granted a 15% bonus on the portion that would otherwise be paid in cash, payable in stock only.

In the event a director must travel from out of state, an additional $1,000 fee is paid. In addition, we reimburse reasonable expenses incurred for attendance at Board and Committee meetings.

(1)	The Company will not have an Executive Committee starting in 2017

All Other Compensation

Item	Arnaud Ajdler	Thomas G. Apel	Clifford Press	James Chadwick	Glenn C. Christenson	Frank Keating	Malcolm S. Morris	Stewart Morris, Jr.
Other Compensation
Travel fees(1)	3,000	5,000	1,000	4,000	4,000	5,000
Restricted stock dividends
Life insurance premiums							435	1,700
Split Dollar Insurance settlement(2)							1,980,000

(1)	Directors who reside outside of the state receive a travel fee of $1,000 for attendance at in-person meetings.
(2)	The Company paid $1.98 million to Malcolm S. Morris in settlement of certain claims related to a life insurance policy for Mr. Morris. The anticipated deadline for settlement of certain claims related to a split dollar life insurance policy for Stewart Morris, Jr. as disclosed in the Company’s 2016 proxy statement has been extended and negotiations are pending at this time.

Compensation of Malcolm S. Morris and Stewart Morris, Jr.

In 2011, the former Co-CEOs, Malcolm S. Morris and Stewart Morris, Jr. moved into non-operational roles with the Company, as Vice Chairmen of the Board, each with an annual salary of $275,000. At that time, to ensure that their non-operational advisor relationships were clear and that their employment was limited in time, the Company entered into employment agreements with each of the Vice Chairmen. Per the terms of such employment agreements, an aggregate transition payment of $750,000 was to be paid to each of the Vice Chairmen at a rate not to exceed $150,000 each year during the first four years of the employment term. The final $150,000 annual payment is being made in March 2017.

In 1986, we entered into agreements with each of Malcolm S. Morris and Stewart Morris, Jr., pursuant to which he or his designee is entitled to receive, commencing upon his death or attainment of the age of 65 years, 15 annual payments in amounts that will, after payment of federal income taxes thereon, result in a net annual payment of $133,333 to him. For purposes of such agreements, each beneficiary is deemed to be subject to federal income taxes at the highest marginal rate applicable to individuals. Such benefits are fully vested and are forfeited only if a beneficiary’s employment with us is terminated by reason of fraud, dishonesty, embezzlement or theft. Malcolm S. Morris began receiving his payments in 2011 when he turned age 65. Stewart Morris, Jr. began receiving his payments in 2013 when he turned age 65. Each receives his payment on or as soon as administratively feasible after his birthday each year.

Consistent with Company policy, as employees of the Company, the former Vice Chairmen received no cash, stock, or other fees for their service on the Board through October 17, 2016.

COMPENSATION COMMITTEE REPORT

To the Board of Directors of Stewart Information Services Corporation:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of the proxy statement with the Company’s management and, based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee

Glenn Christenson, Chair
Arnaud Ajdler
James Chadwick

Dated: March 8, 2017

PROPOSAL NO. 2

ADVISORY VOTE REGARDING THE COMPENSATION OF
STEWART INFORMATION SERVICES CORPORATION’S
NAMED EXECUTIVE OFFICERS

The Compensation Discussion and Analysis beginning on page 17 of this proxy statement describes the Company’s executive compensation program and the compensation decisions made by the Compensation Committee and the Board of Directors for 2016 with respect to our CEO and other executive officers named in the Summary Compensation Table on page 33 (whom we refer to as the NEOs). The Board of Directors is asking stockholders to cast a non-binding advisory vote on the following resolution:

“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s executive officers named in the Summary Compensation Table, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables).”

The Board of Directors is asking stockholders to support this proposal. While the advisory vote we are asking you to cast is non-binding, the Compensation Committee and the Board of Directors value the views of our stockholders and will take into account the outcome of the vote when considering future compensation decisions for our NEOs.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION REGARDING THE COMPENSATION OF STEWART INFORMATION SERVICES CORPORATION’S NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 3

ADVISORY VOTE ON THE FREQUENCY OF
THE ADVISORY VOTE ON COMPENSATION OF
STEWART INFORMATION SERVICES CORPORATION’S
NAMED EXECUTIVE OFFICERS

Stockholders may vote on the resolution below regarding how often the Company will conduct a stockholder advisory vote on the compensation of our named executive officers. You may vote on whether you prefer an advisory vote every one, two, or three years, or to abstain.

“RESOLVED, that the stockholders be provided an opportunity for an advisory vote on the compensation of the Company’s named executive officers at the frequency (every one, two or three years) selected by the stockholders.”

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR AN ADVISORY VOTE ON THE COMPENSATION OF STEWART INFORMATION SERVICES CORPORATION’S NAMED EXECUTIVE OFFICERS EVERY YEAR.

PROPOSAL NO. 4

RATIFICATION OF THE APPOINTMENT OF
KPMG LLP
AS STEWART INFORMATION SERVICES CORPORATION’S
INDEPENDENT AUDITORS FOR 2017

KPMG LLP served as our principal independent auditors for our fiscal year ended December 31, 2016. Our Audit Committee has reappointed KPMG LLP as our principal independent auditors for our fiscal year ending December 31, 2017. Our stockholders are being asked to vote to ratify the appointment of KPMG LLP. If the stockholders do not ratify the appointment, the Audit Committee will reconsider its selection of KPMG LLP and will either continue to retain this firm or appoint new independent auditors. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint different independent auditors at any time during the year if it determines that such a change would be in the Company’s and the stockholders’ best interests. We expect representatives of KPMG LLP to be present at the 2017 Annual Meeting with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions.

Audit and Other Fees

The following table sets forth the aggregate fees billed for professional services rendered by KPMG LLP for each of our last two fiscal years:

	Year Ended December 31
	2016	2015
Audit fees(1)	$1,720,400	$1,718,000
Audit-related fees	42,300	92,700
Tax fees(2)	37,400	5,100
All other fees	—	—

(1)	Fees for the audit of our annual financial statements, the audit of the effectiveness of our internal controls over financial reporting, review of financial consolidated statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements for the fiscal years shown.
(2)	Fees for professional services rendered by KPMG LLP primarily for tax compliance, tax advice and tax planning.

The Audit Committee must preapprove all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditors. Since May 6, 2003, the effective date of the SEC’s rules requiring preapproval of audit and non-audit services, 100 percent of the services identified in the preceding table were preapproved by the Audit Committee. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that the subcommittee will present all decisions to grant preapprovals to the full Audit Committee at its next scheduled meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS STEWART INFORMATION SERVICES CORPORATION’S INDEPENDENT AUDITORS FOR 2017.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Board has established an Audit Committee (the “Committee”) of independent directors, which operates under a written charter adopted by the Board on May 1, 2015. The Charter is reviewed annually and is available in the “Corporate Governance” section of our web site: http://stewart.com/corporate-governance.

The Committee currently consists of three members1:  Robert L. Clarke, Chair, Glenn C. Christenson, and Frederick H. Eppinger, each of whom possess the necessary levels of financial literacy required to enable him to serve, and Messrs. Clarke, Christenson and Eppinger qualify as Committee Financial Experts. For more information on Committee member qualifications and credentials, please see “Proposal 1 — Election of Directors — Information on nominees on page 5 above. A more detailed discussion of the Committee, including the number of meetings and attendance, is provided above under “Committees of the Board of Directors.”

The Company’s management team has primary responsibility for preparing the consolidated financial statements and for the Company’s financial reporting process. The Company’s independent registered public accountants, KPMG LLP, are responsible for expressing an opinion on the Company’s consolidated financial statements, and whether such financial statements are presented fairly in accordance with U.S. generally accepted accounting principles.

Under its charter, the primary function of the Committee is to assist the Board in fulfilling its oversight responsibilities as to, among other duties: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the performance of the internal audit function of the Company; (vi) the Company’s financial and operational risk management; (v) the Company’s information technology security protections and procedures; (vi) the Board’s evaluation and control of the Company’s risk profile, and the independent registered public accountants’ qualifications, independence, and performance; and (vii) the evaluation, appointment and retention of our independent registered public accountants, including a review of the firm’s qualifications, services, independence, fees and performance. Further, the Committee selects from a pool of proposed candidates for lead partner of the independent registered public accountants who generally rotates every five years in accordance with SEC rules. The current lead partner has been engaged since 2014.

Each year, the Committee reviews and evaluates the qualifications, performance and independence of the independent registered public accountants and lead partner, including taking into account the opinions of management. In doing so, the Committee considers a number of factors including, but not limited to: quality of services provided; technical expertise and knowledge of the industry; effective communication, objectivity, independence; and the potential impact of changing independent registered public accountants. Based on this evaluation, the Committee believes that it is in the best interest of the Company and its stockholders to continue retention of KPMG, LLP (“KPMG”) as our independent registered public accountants.

The Committee reviews with the independent registered public accountants the scope of the external audit engagement, and oversees the internal audit, ethics and compliance functions, and regularly reviews the financial results prior to earnings announcements. The Committee regularly meets with the independent registered public accountants, the internal auditors, and the Chief Legal Officer, with and without management present, to discuss the results of their examinations and evaluations.

In this context, the Committee hereby reports as follows:

1.	The Committee has reviewed and discussed the audited financial statements with the Company’s management.
2.	The Committee has discussed with the independent registered public accountants the matters required to be discussed under the applicable rules adopted by the Public Company Accounting Oversight Board (PCAOB).

(1)	For 2016, Laurie Moore served on the Audit Committee until her resignation from the Board at the end of December, and Thomas Apel was then appointed. Mr. Eppinger was appointed to the Audit Committee on January 30, 2017, to replace Mr. Apel.

3.	The Committee has received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of PCAOB regarding the independent accountants’ communications with the Committee concerning independence, and has discussed with the independent registered public accountants the independence the independence of the registered public accountants.
4.	Based on the review and discussions referred to in paragraphs (1) through (3) above, the Committee has recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission.

Each of the members of the Committee is “independent” as defined under the listing standards of the New York Stock Exchange.

The undersigned members of the Committee have submitted this report:

Robert L. Clarke, Chair
Glenn Christenson
Frederick H. Eppinger

Dated: February 22, 2017

CERTAIN TRANSACTIONS

Pursuant to the Stewart Code of Business Conduct and Ethics and the Company’s Code of Ethics for Chief Executive Officers, Principal Financial Officer and Principal Accounting Officer, each of which are available on our web site at http://stewart.com/corporate-governance (together, the “Company Codes”), if any director or executive officer has a conflict of interest (direct or indirect, actual or potential) with the Company, such as any personal interest in a transaction involving the Company, the conflict must be fully, fairly and timely disclosed to the Company (either to the Board of Directors or the Company’s Chief Legal Officer, as provided for by the Company Codes). Conflicts of interest may include transactions between the Company and the immediate family of a director or executive officer, such as their spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and cohabitants. Any transaction involving an actual and material conflict of interest between the Company and any of its directors or executive officers is prohibited unless approved by the Board of Directors. A director with a conflict of interest must recuse himself or herself from participating in any decision to approve any such transaction. Furthermore, any material transaction between the Company and any holder of 5% or more of the Company’s voting securities is also prohibited unless approved by the Board of Directors.

Susan Duva is the wife of Steven Lessack. During the year ended December 31, 2016, Susan Duva served as Vice President — Foreign Services, and received compensation of approximately $131,485.

Daniel N. Fauth is the brother of David Fauth. During the year ended December 31, 2016, Daniel Fauth served as Branch Operations Manager, and received compensation of approximately $165,637.

Malcolm S. Morris is the father of Matthew W. Morris, our Chief Executive Officer and a director of the Company. During 2016, Malcolm S. Morris served as a director and as a Vice Chairman of the Company and received certain compensation as more fully described under “Compensation of Directors” beginning on page 40 of this proxy statement.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

To be included in the proxy statement and form of proxy relating to our 2018 annual meeting of stockholders, proposals of Common Stockholders must comply with Rule 14a-8 of the Exchange Act and be received by us at our principal executive offices, 1980 Post Oak Boulevard, Suite 800, Houston, Texas 77056, by November 29, 2017.

HOUSEHOLDING

To reduce the expenses of delivering duplicate proxy materials, we may take advantage of the SEC’s “householding” rules that permit us to deliver only one set of proxy materials to stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by contacting us at Stewart Information Services Corporation, Attention: J. Allen Berryman, Secretary, 1980 Post Oak Boulevard, Suite 800, Houston, Texas 77056 or at (713) 625-8100. For future annual meetings, you may request separate voting materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by calling or writing to us at the phone number and address given above.

OTHER MATTERS

Except as set forth in this proxy statement, our management does not know of any other matters that may come before the 2017 Annual Meeting. However, if any matters other than those referred to above should properly come before the 2017 Annual Meeting, the persons named in the enclosed proxy intend to vote such proxy in accordance with their best judgment.

If you wish to bring any item of business, except to nominate an individual for election as a director, which is addressed in the immediately following sentence, before the stockholders at our 2018 annual meeting of stockholders, you must provide notice of your intention to do so in accordance with the advance notice of business procedures set forth in the Company’s By-Laws no later than January 28, 2018 and no earlier than December 29, 2017. If you wish to nominate an individual for election as a director at our 2018 annual meeting of stockholders, you must provide notice of your intention to do so in accordance with the advance notice of nomination procedures set forth in the Company’s By-Laws no later than January 28, 2018 and no earlier than December 29, 2017.

By Order of the Board of Directors,

J. Allen Berryman
Secretary

March 29, 2017

stewart®

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 27, 2017.

Vote by Internet

- Go to **www.investorvote.com/STC**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 4, and FOR an advisory vote on the compensation of Stewart Information Services Corporation's named executive officers EVERY YEAR. +

1. Election of Directors:

01 - Arnaud Ajdler	02 - Thomas G. Apel	03 - C. Allen Bradley, Jr.
04 - James Chadwick	05 - Glenn C. Christenson	06 - Robert L. Clarke
07 - Frederick H. Eppinger	08 - Matthew W. Morris	09 - Clifford Press

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) here.** ______________________________

	For	Against	Abstain
2. Approval of the compensation of Stewart Information Services Corporation's named executive officers (Say-on-Pay).	☐	☐	☐
4. Ratification of the appointment of KPMG LLP as Stewart Information Services Corporation's independent auditors for 2017.	☐	☐	☐

	EVERY YEAR	EVERY TWO YEARS	EVERY THREE YEARS	Abstain
3. Vote on the frequency of the Say-on-Pay vote.	☐	☐	☐	☐

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 P C F +

02K1WB

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
The Proxy Statement and the 2016 Annual Report on Form 10-K are available at:
http://www.stewart.com/2017-annual-meeting

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

stewart®

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This Proxy Card is being solicited by Stewart Information Services Corporation.

Proxy — STEWART INFORMATION SERVICES CORPORATION

PROXY VOTING INSTRUCTIONS
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 28, 2017

The undersigned appoints Ken Anderson Jr., Pamela Butler O'Brien, and John L. Killea, and each of them, as proxies with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the common stock of Stewart Information Services Corporation which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of stockholders thereof to be held on April 28, 2017, or at any adjournment thereof.

Unless otherwise marked, this proxy will be voted FOR the election of the nominees named in Proposal 1, FOR the approval of the compensation of Stewart Information Services Corporation's named executive officers, FOR an advisory vote on the compensation of Stewart Information Services Corporation's named executive officers EVERY YEAR, and FOR the ratification of KPMG LLP as the Company's independent auditors for 2017, and in accordance with the discretion of the persons designated above, with respect to any other business that may properly come before the annual meeting.

(Continued and to be marked, dated and signed, on the other side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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stewart

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:30 a.m., Eastern Time, on April 26, 2017.

Vote by Internet

- Go to **www.investorvote.com/STC**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 4, and FOR an advisory vote on the compensation of Stewart Information Services Corporation's named executive officers EVERY YEAR.

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1. Election of Directors:

01 - Arnaud Ajdler	02 - Thomas G. Apel	03 - C. Allen Bradley, Jr.
04 - James Chadwick	05 - Glenn C. Christenson	06 - Robert L. Clarke
07 - Frederick H. Eppinger	08 - Matthew W. Morris	09 - Clifford Press

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) here.** ______________________

	For	Against	Abstain
2. Approval of the compensation of Stewart Information Services Corporation's named executive officers (Say-on-Pay).	☐	☐	☐
4. Ratification of the appointment of KPMG LLP as Stewart Information Services Corporation's independent auditors for 2017.	☐	☐	☐

	EVERY YEAR	EVERY TWO YEARS	EVERY THREE YEARS	Abstain
3. Vote on the frequency of the Say-on-Pay vote.	☐	☐	☐	☐

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 U P X

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02K1YC

The undersigned, as a named fiduciary for voting purposes, hereby directs Charles Schwab Bank, as Trustee for the Company's 401(k) Salary Deferral Plan, to vote all shares of common stock of Stewart Information Services Corporation allocated to my account as of March 3, 2017, as directed. As noted in the accompanying Proxy Statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Nominating and Corporate Governance Committee.

I understand that I am to mail this confidential voting instruction card to **Computershare** acting as tabulation agent, or vote by Internet or telephone as described on proxy, and that my instructions must be received by **Computershare** no later than 11:30 a.m. Eastern Time two days prior to the annual meeting day. If my instructions are not received by that date, or if the voting instructions are invalid because this form is not properly signed and dated, the shares in my account will be voted in accordance with the terms of the Plan document. **The Trustee will vote any common stock with respect to which it does not receive timely directions so that the proportion of such stock voted in any particular manner on any matter is the same as the proportion of the stock with respect to which the Trustee has received timely directions which is so voted.**

I acknowledge receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.
The Proxy Statement and the 2016 Annual Report on Form 10-K are available at:
http://www.stewart.com/2017-annual-meeting

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

stewart®

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This Proxy Card is being solicited by Stewart Information Services Corporation.

Proxy — STEWART INFORMATION SERVICES CORPORATION - 401(k) Salary Deferral Plan

PROXY VOTING INSTRUCTIONS
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 28, 2017

The undersigned appoints Charles Schwab Bank, as Trustee for the Company's 401(K) Salary Deferral Plan, as proxy with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the common stock of Stewart Information Services Corporation which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of stockholders thereof to be held on April 28, 2017, or at any adjournment thereof.

The Trustee will vote any common stock with respect to which it does not receive timely directions so that the proportion of such stock voted in any particular manner on any matter is the same as the proportion of the stock with respect to which the Trustee has received timely directions which is so voted.

(Continued and to be marked, dated and signed, on the other side)

C **Non-Voting Items**

Change of Address — Please print new address below.	**Comments** — Please print your comments below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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